Execution Version
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                             TERRESTAR NETWORKS INC.

                              TERRESTAR CORPORATION

                 CERTAIN SUBSIDIARIES OF TERRESTAR NETWORKS INC.

                     $150,000,000 Aggregate Principal Amount
                   6.5% Senior Exchangeable PIK Notes due 2014

                                    INDENTURE

                          Dated as of February 7, 2008

                         U.S. BANK NATIONAL ASSOCIATION,

                                   As Trustee

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

                                TABLE OF CONTENTS

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions....................................................1
SECTION 1.02    Other Definitions.............................................34
SECTION 1.03    Trust Indenture Act Provisions................................34
SECTION 1.04    Rules of Construction.........................................35

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01    Form, Dating and Denominations................................35
SECTION 2.02    Execution and Authentication; Additional Notes................37
SECTION 2.03    Registrar, Calculation Agent and Paying Agent.................38
SECTION 2.04    Paying Agent to Hold Money in Trust...........................39
SECTION 2.05    Noteholder Lists..............................................39
SECTION 2.06    Replacement Notes.............................................40
SECTION 2.07    Outstanding Notes.............................................40
SECTION 2.08    Temporary Notes...............................................41
SECTION 2.09    Cancellation..................................................41
SECTION 2.10    CUSIP Numbers.................................................41
SECTION 2.11    Registration, Transfer and Exchange...........................41
SECTION 2.12    Restrictions on Transfer and Exchange.........................44
SECTION 2.13    Temporary Regulation S Global Notes...........................47
SECTION 2.14    Defaulted Interest............................................47
SECTION 2.15    Payment of Interest...........................................48

                                    ARTICLE 3
                                   REPURCHASE

SECTION 3.01    Repurchase Offers.............................................48
SECTION 3.02    Selection.....................................................51
SECTION 3.03    Notes Redeemed in Part........................................52

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

SECTION 4.01    Reports.......................................................52
SECTION 4.02    Payment of Obligations........................................53
SECTION 4.03    Corporate Existence...........................................53
SECTION 4.04    FCC License Subsidiary; Licenses..............................53
SECTION 4.05    Compliance Certificates.......................................54
SECTION 4.06    Designation of Unrestricted Subsidiaries......................54
SECTION 4.07    Additional Guarantees.........................................55
SECTION 4.08    Maintenance of Insurance......................................56
SECTION 4.09    Covenants with Respect to the Canadian Entities...............57
SECTION 4.10    Change of Control.............................................57
SECTION 4.11    Financial Covenants ..........................................57
SECTION 4.11    Stockholder Approval..........................................58

                                    ARTICLE 5
                               NEGATIVE COVENANTS

SECTION 5.01    Indebtedness..................................................58
SECTION 5.02    Limitation on Liens...........................................62
SECTION 5.03    Merger, Consolidation and Sale of Assets......................63
SECTION 5.04    Restricted Payments...........................................64
SECTION 5.05    Transactions with Affiliates..................................69
SECTION 5.06    Limitation on Lines of Business...............................72
SECTION 5.07    Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries.......................................72
SECTION 5.08    Asset Sales and Recovery Events...............................74
SECTION 5.09    Corporate Actions.............................................77

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01    Events of Default and Remedies................................78
SECTION 6.02    Acceleration..................................................80
SECTION 6.03    Other Remedies................................................81
SECTION 6.04    Rescission of Acceleration; Waiver of Past Defaults...........81
SECTION 6.05    Control by Majority...........................................81
SECTION 6.06    Limitation on Suits...........................................82
SECTION 6.07    Rights of Holders to Receive Payment..........................82
SECTION 6.08    Collection Suit by Trustee....................................82
SECTION 6.09    Trustee May File Proofs of Claim..............................82
SECTION 6.10    Priorities....................................................83
SECTION 6.11    Undertaking for Costs.........................................83
SECTION 6.12    Waiver of Stay or Extension Laws..............................83
SECTION 6.13    Rights and Remedies Cumulative................................84
SECTION 6.14    Delay or Omission Not Waiver..................................84

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01    Duties of Trustee.............................................84
SECTION 7.02    Rights of Trustee.............................................85
SECTION 7.03    Individual Rights of Trustee..................................87
SECTION 7.04    Trustee's Disclaimer..........................................87
SECTION 7.05    Notice of Defaults............................................87
SECTION 7.06    Compensation and Indemnity....................................88
SECTION 7.07    Replacement of Trustee........................................89
SECTION 7.08    Successor Trustee by Merger, Etc..............................90
SECTION 7.09    Eligibility; Disqualification.................................90
SECTION 7.10    Preferential Collection of Claims against the Issuer..........90
SECTION 7.11    Disqualification; Conflicting Interests.......................90

                                    ARTICLE 8
                                 EXCHANGE RIGHT

SECTION 8.01    Exchange Right of the Holders.................................90
SECTION 8.02    Closing Price.................................................92
SECTION 8.03    Market Disruption Event.......................................93
SECTION 8.04    Taxes on Exchange.............................................94
SECTION 8.05    Parent to Provide Underlying Stock............................94
SECTION 8.06    Adjustment Events.............................................95
SECTION 8.07    Other Adjustments............................................100
SECTION 8.08    Notice of Adjustment.........................................100
SECTION 8.09    Notice of Certain Transactions...............................100
SECTION 8.10    Effect of Reclassifications, Consolidations, Mergers,
                Binding Share Exchanges or Sales on Exchange Privilege.......101
SECTION 8.11    Rights Distributions Pursuant to Stockholders' Rights Plans..102

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01    Without Consent of Holders...................................103
SECTION 9.02    With Consent of Holders......................................103
SECTION 9.03    Revocation and Effect of Consents and Waivers................105
SECTION 9.04    Notation on or Exchange of Notes.............................105
SECTION 9.05    Trustee to Sign Amendments...................................105
SECTION 9.06    Compliance with TIA..........................................106

                                   ARTICLE 10
                                   GUARANTEES

SECTION 10.01   Guarantee....................................................106
SECTION 10.02   Limitation on Liability......................................108
SECTION 10.03   Successors and Assigns.......................................108
SECTION 10.04   No Waiver....................................................108
SECTION 10.05   Modification.................................................108
SECTION 10.06   Execution and Delivery of the Guarantee......................108
SECTION 10.07   Release of Guarantees........................................109

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01   Notices......................................................109
SECTION 11.02   Certificate and Opinion as to Conditions Precedent...........110
SECTION 11.03   Statements Required in Certificate or Opinion................110
SECTION 11.04   When Notes Disregarded.......................................111
SECTION 11.05   Rules by Trustee, Paying Agent and Registrar.................111
SECTION 11.06   Legal Holidays...............................................111
SECTION 11.07   GOVERNING LAW................................................111
SECTION 11.08   No Recourse Against Others...................................111
SECTION 11.09   Successors...................................................111
SECTION 11.10   Multiple Originals...........................................111
SECTION 11.11   Table of Contents; Headings..................................111
SECTION 11.12   Severability.................................................112
SECTION 11.13   No Adverse Interpretation of Other Agreements................112
SECTION 11.14   Trust Indenture Act Controls.................................112
SECTION 11.15   Communications by Holders with other Holders.................112
SECTION 11.16   Submission to Jurisdiction; Agent for Service of Process.....112
SECTION 11.17   Agents; Determinations.......................................113

                                    EXHIBITS

EXHIBIT A   FORM OF NOTE

EXHIBIT B   DTC LEGEND

EXHIBIT C   REGULATION S LEGEND

EXHIBIT D   PRIVATE PLACEMENT LEGEND

EXHIBIT E   REGULATION S CERTIFICATE

EXHIBIT F   RULE 144A CERTIFICATE

EXHIBIT G   IAI CERTIFICATE

EXHIBIT H   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT I   TEMPORARY REGULATION S GLOBAL NOTE LEGEND

EXHIBIT J   FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT K   FORM OF EXCHANGE NOTICE

     INDENTURE dated as of [ ], 2008, among TERRESTAR NETWORKS INC., a Delaware corporation (the "Issuer"), TERRESTAR CORPORATION, a Delaware corporation (the "Parent") the other guarantors from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (or any successor trustee, the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer's Senior Exchangeable PIK Notes due 2014 issued on the Issue Date and (ii) any Additional Notes (as defined herein) that may be issued on any other issue date:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     SECTION 1.01 Definitions.

     "2 GHz MSS S-Band Spectrum": any spectrum between 1 GHz and 3 GHz that can be used to provide mobile satellite service.

     "Acquired Debt": with respect to any specified Person,

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Assets":
     --------------------

     (1)  all or substantially all of the assets of another Permitted Business;

     (2) Capital Stock of another Permitted Business if the Permitted Business is or, after giving effect to such acquisition, becomes a Restricted Subsidiary of the Issuer;

     (3) capital expenditures relating to an asset used or useful in a Permitted Business; or

     (4) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

     "Additional Notes": any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their issue date.

     "Affiliate": with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Agent": any Registrar, Paying Agent or Authenticating Agent.

     "Agent Member": a member of, or a participant in, the Depositary.

     "Aggregate Amount": as set forth in Section 8.06(e).

     "Asset Sale":

     (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Sections
          5.03 and 4.10 and not by Section 5.08; and

     (2) the issuance of Equity Interests in any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

     (2) a disposition of assets between or among the Issuer and any Guarantors;

     (3) a transfer of assets between or among Restricted Subsidiaries that are not Guarantors or from a Restricted Subsidiary that is not a Guarantor to the Issuer or a Guarantor;

     (4) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;

     (5) the sale, lease or other disposition of equipment, inventory or products in the ordinary course of business and any sale or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

     (6) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

     (7) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

     (8) foreclosure on assets, except to the extent that the value of the assets exceeds the amount of the obligation secured;

     (9) the sale or other disposition of cash or Cash Equivalents; provided that, if such cash or Cash Equivalents arise as the result of an Asset Sale or Recovery Event, such sale or disposition is in accordance with the provisions of this Indenture;

     (10) the sale or other disposition of Equity Interests in Unrestricted Subsidiaries;

     (11) a Restricted Payment that is permitted by Section 5.04 or a Permitted Investment; and

     (12) any transfer contemplated by the Transfer Agreements.

     "Attributable Debt": in respect of a Sale/Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Authenticating Agent": a Person engaged to authenticate the Notes in the stead of the Trustee.

     "Bankruptcy Law": Title 11, United States Code, or any similar federal or state law for the relief of debtors.

     "Beneficial Owner": as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange
Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable, or is exercisable only upon the occurrence of a subsequent condition. The term "Beneficially Own" has a corresponding meaning.

     "Board of Directors":

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such Person;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership;

     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

     (4) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

If not otherwise specified, Board of Directors shall mean the board of directors of the Issuer.

     "Business Day": each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Business Plan": means a business plan for the Company and the Parent adopted following the Closing but prior to February 29, 2008.

     "Calculation Agent": U.S. Bank National Association, or the successor thereto, as determined in accordance with Section 2.03.

     "Canadian Entities": TerreStar Canada Holdings and TerreStar Canada.

     "Capital Lease Obligation": at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Capital Stock":

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "Cash Equivalents":

     (1) United States dollars and in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

     (2) securities issued or directly and fully guaranteed or insured by the United States or the Canadian government or any agency or instrumentality of the United States or the Canadian government (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

     (3) marketable general obligations issued by any state of the United States or province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

     (4) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits with any U.S. domestic or Canadian commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and
          (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

     (6) commercial paper having a rating of at least A-3 from Moody's Investors Service, Inc. or P-3 from Standard & Poor's Rating Services and in each case maturing within nine months after the date of acquisition; and

     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "Certificate of Beneficial Ownership": a certificate substantially in the form of Exhibit H.

     "Certificated Note": a Note in registered individual form without interest coupons.

     "Change of Control": the occurrence of any of the following:

     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

     (3)  any "person" (as that term is used in Section 13(d)(3) of the Exchange
          Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the Issuer, other than a Permitted Holder, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of the Parent or the Issuer are not Continuing Directors.

     "Closing Price": as set forth in Section 8.02.

     "Collective Election": as set forth in Section 8.10.

     "Commission": the Securities and Exchange Commission or any successor agency.

     "Consolidated EBITDA": for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1)  Consolidated Interest Expense; plus

     (2)  Consolidated Income Taxes; plus

     (3)  consolidated depreciation expense; plus

     (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" and Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets"; plus

     (5) the amount of any restructuring charges or reserves (including, without limitation, for retention, severance, contract termination costs, and costs to consolidate facilities and relocate employees); plus

     (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

     (7)  any net gain resulting from Hedging Obligations; less

     (8) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period); less

     (9)  any net loss resulting from Hedging Obligations.

Notwithstanding the preceding sentence, clauses (2) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (7) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes": with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits (including franchise taxes) of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Interest Expense": for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, (a) to the extent not included in such interest expense:

     (1) interest expense attributable to Capital Lease Obligations and the interest component of any deferred payment obligations;

     (2) amortization of original issue discount, non-cash interest payments (other than imputed interest as a result of purchase accounting);

     (3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (4) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

     (5) costs associated with Hedging Obligations (excluding amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

     (6) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued;

     (7) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on preferred stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Company or a wholly-owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

     (8) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust;

less (b) interest income actually received in cash for such period.

     Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income": with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any specified Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person;

     (2) the Net Income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders or members, except as permitted by Section 5.07; and

     (3) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP).

Notwithstanding the foregoing, for the purpose of Section 5.04 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries.

     "Consolidated Total Assets": the total assets of the Issuer and its consolidated Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors": as of any date of determination, any member of the Board of Directors of the Issuer who:

     (1)  was a member of such Board of Directors on the Issue Date; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or by the Permitted Holders.

     "Corporate Trust Office": the office of the Trustee specified in Section
11.01 or any other office specified by the Trustee from time to time pursuant to such Section.

     "Default": any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary": the depositary of each Global Note, which will initially be DTC.

     "Designated Equity Contributions": Net Proceeds received by the Issuer (to the extent the net proceeds thereof are contributed to the equity capital of the Issuer (other than in the form of Disqualified Stock) or are used to purchase Capital Stock of the Issuer (other than Disqualified Stock)) from the issuance or sales of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date and designated in an Officer's Certificate as Designated Equity Contributions executed by the principal financial officer of the Issuer.

     "Designated Equity Election": the delivery to the Trustee of an Officer's Certificate stating that the Issuer elects to include Designated Equity Contributions in Section 5.04(a)(4)(C)(ii).

     "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.04.

     "Domestic Subsidiary": any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "DTC": The Depository Trust Company, a New York corporation, and its successors.

     "DTC Legend": the legend set forth in Exhibit B.

     "EchoStar": EchoStar Corporation and its Affiliates.

     "EchoStar Master Investment Agreement" shall mean the Master Investment Agreement among Issuer, Parent and EchoStar, dated as of February 5, 2008.

     "Electing Holders": the Holders specified in Section 6.02.

     "Equity Interests": Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default": any of the events specified in Section 6.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Exchange Act": the Securities Exchange Act of 1934, as amended.

     "Exchange Date": with respect to any exchange of a Note pursuant to Article 8, the first day that is both a Business Day and a day on which all Exchange Requirements have been satisfied with respect to such exchange by 3:00 P.M., New York City time, on such day. If the Exercise Requirements have been satisfied with respect to an exchange on a day that is a Business Day but after 3:00 P.M., New York City time, the next day that is a Business Day will be the Exchange Date for such exchange, subject to the proviso in the prior sentence. Notwithstanding the foregoing, the Exchange Date may be postponed as provided in
Section 8.01(e), in which case the Exchange Date shall be the date to which it is so postponed.

     "Exchange Ratio": 179.400, with respect to Notes exchanged for Common Shares and 7.176, with respect to Notes exchanged for Junior Preferred Stock, in each case subject to adjustment (rounded to three decimal places) for certain corporate events relating to Parent, as described in Article 8.

     "Exchange Settlement Date": with respect to any exchange of a Note pursuant to Article 8, the fifth Business Day after the Exchange Date for such exchange. Notwithstanding the foregoing, the Exchange Settlement Date may be postponed as provided in Section 8.01(e), in which case the Exchange Settlement Date shall be the date to which it is so postponed.

     "Ex-Dividend Date": (i) when used with respect to any issuance or distribution, means the first date on which the Parent Common Stock trades the regular way on the relevant exchange or in the relevant market without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Parent Common Stock , means the first date on which the Parent Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Parent Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under this Indenture, the Calculation Agent may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

     "Exercise Requirements": as set forth in Section 8.01(b).

     "Existing Indebtedness": Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

     "Existing Change-of-Control Restriction": as set forth in Section 8.01(g).

     "Existing Indenture": the Indenture dated as of February 14, 2007 relating to the Issuer's 15% Senior Secured PIK Notes due 2014 as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of the Issue Date.

     "Expiration Date": as set forth in Section 8.06(e).

     "Expiration Time": as set forth in Section 8.06(e).

     "FCC": the U.S. Federal Communications Commission, or any successor thereto.

     "FCC License": any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Issuer or its Subsidiaries.

     "FCC License Subsidiary": TerreStar License Inc., a Delaware corporation.

     "Foreign Subsidiary": any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

     "Full In-Orbit Insurance": insurance coverage of satellites following the period of time that is customarily covered by launch insurance that provides coverage against partial losses, constructive total losses and complete losses.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

     "Global Note": a Note in registered global form without interest coupons.

     "Government Notes": non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee": a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     Unless the context otherwise indicates, "Guarantee" shall mean a guarantee by a Guarantor of the Issuer's payment Obligations pursuant to the terms of this Indenture and the Notes.

     "Guarantor": TerreStar National Services, Inc., the FCC License Subsidiary and any other Person that guarantees the Notes; provided that upon the release or discharge of such Person from its Guarantee in accordance with the provisions of this Indenture, such Person shall cease to be a Guarantor.

     "Harbinger": Harbinger Capital Partners, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

     "Hedging Obligations": with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

     (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred; and

     (3) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Hedging Restrictions": as set forth in Section 8.10.

     "Holder" or "Noteholder": the Person in whose name a Note is registered on the Registrar's books.

     "IAI" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

     "IAI Certificate": (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification is acquiring such Note (or beneficial interest) as an IAI.

     "IAI Global Note": a Global Note containing the Private Placement Legend and representing Notes issued and sold to an IAI under the Securities Act (or Additional Notes issued pursuant to the terms of this Indenture).

     "Indebtedness": (without duplication), with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

     (1)  in respect of borrowed money;

     (2)  evidenced by bonds, notes, debentures or similar instruments;

     (3) in respect of letters of credit, banker's acceptances or other similar instruments;

     (4)  representing Capital Lease Obligations and Attributable Debt;

     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than 12 months after such property is acquired or such services are completed;

     (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any preferred stock (but excluding, in each case, any accrued dividends); or

     (7)  representing any Hedging Obligations;

provided, however, that Indebtedness shall be deemed not to include (1) Guarantees incurred in the ordinary course of business and not in respect of borrowed money; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; (4) obligations of such Person arising from agreements of such Person providing for indemnities, guarantees of performance, adjustments of purchase price, contingency payment obligations based on the performance of acquired or disposed assets or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; or (5) purchase price holdbacks in connection with purchasing in the ordinary course of business of such Person; provided, however, that: (a) in the case of clauses (1) and (4), such obligations are not reflected on the balance sheet of such Person (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this definition); (b) in the case of clauses (2) and (3), such amounts are not required by GAAP to be treated as indebtedness on the balance sheet of such Person; and (c) in the case of clause (4), the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by such Person in connection with such disposition.

     In addition, the term "Indebtedness" includes all Indebtedness secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

     (2) in the case of any Disqualified Stock of the specified Person or any Guarantor or preferred stock of a Restricted Subsidiary that is not a Guarantor, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the greater of the liquidation preference and the book value of such Disqualified Stock or preferred stock;

     (3) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured;

     (4) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation;

     (5) in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

     (6) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture": this Indenture as amended or supplemented from time to time.

     "Industry Canada": the Canadian Federal Department of Industry or any successor thereto.

     "Industry Canada License": the Approval in Principle issued by Industry Canada to TMI Communications and Company, Limited Partnership, dated May 6, 2002, as amended from time to time, which was transferred to TerreStar Canada and which authorizes TerreStar Canada to operate a 2GHz MSS satellite in a Canadian orbital position, and in addition, to use associated service, feeder link and telemetry, telecommand and control radio spectrum for the purposes of providing MSS services in Canada.

     "Initial Notes": the Notes issued on the Issue Date and any Notes issued in replacement thereof.

     "Interest Step-Ups": means the interest rate step-ups indicated in Section 1(d)(i) and (ii) on the reverse side of each Note.

     "Invested Capital": at any time of determination, the sum of, without duplication, (i) total consolidated Indebtedness of the Issuer, its Restricted Subsidiaries and, to the extent they are required to be consolidated with the Issuer under GAAP, the Canadian Entities, in each case determined in accordance with GAAP; (ii) cash capital contributions in the aggregate amount of $307.0 million made by the Parent and its Subsidiaries other than the Issuer or any Subsidiaries of the Issuer to the Issuer prior to the Issue Date; (iii) Net Proceeds received by the Issuer since the Issue Date from the sale of Equity Interests of the Issuer (other than proceeds of Disqualified Stock) or capital contributions by the Parent or any Subsidiary of Parent other than the Issuer or any Subsidiaries of the Issuer or any other Person other than the Issuer or any Subsidiaries of the Issuer; and (iv) in respect of the TerreStar Funding Agreement, the greater of $95.0 million and (x) the sum of the amount of cash contributed plus (y) the net value (determined as of the date of contribution after deducting estimated expenses of sale) of shares of SkyTerra common stock contributed to the Issuer pursuant thereto.

     "Investment Agreements": the Investment Agreements, dated as of the Issue Date, among the Parent, the Issuer and the initial purchasers of the Notes.

     "Investments": with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (excluding Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 5.04(c). The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 5.04(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "IRU Agreement": the Indefeasible Right of Use Agreement that the Issuer has agreed to enter into with TerreStar Canada as such agreement may be modified from time to time in a manner not materially disadvantageous to the Holders of the Notes.

     "Issue Date": February 7, 2008.

     "Issuer": the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Junior Preferred Stock": the Series E Junior Participating Preferred Stock of the Parent.

     "Leverage Ratio": as of any date of determination, means the ratio of:

     (1) the sum of the aggregate outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

     (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recent four fiscal quarters ended prior to the date of such determination for which financial statements are required to have been delivered under Section 4.01;

     provided, however, that:

     (a)  if the Issuer or any Restricted Subsidiary:

          (i) has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense will be calculated after giving effect on a pro forma basis to such Indebtedness (but excluding any Indebtedness incurred on such date pursuant to Section 5.01(b)) as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

               (A) the average daily balance of such Indebtedness during the relevant fiscal quarters or such shorter period for which such facility was outstanding or

               (B) if such facility was created after the end of such period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation)

               and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

          (ii) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

     (b) if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Sale:

          (i) Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness discharged, defeased or retired with the Net Proceeds of such Asset Sale and the assumption of Indebtedness by the Transferee;

          (ii) Consolidated EBITDA for such period will be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

         (iii) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (c) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence of Indebtedness or Asset Sale or Investment occurred on the first day of such period.

     The pro forma calculations will be determined in good faith by one of the Issuer's responsible financial or accounting officers (including the pro forma effect of net cost savings from operating improvements or synergies reasonably expected to result from any acquisition, merger or disposition as determined in good faith by such officer to be realizable within 12 months following such acquisition, merger or disposition). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the Issuer's option, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

     "Lien": with respect to any asset, any mortgage, lien, hypothec, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

     "Maturity Date": June 15, 2014.

     "Marketable Security" shall mean any security listed on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market.

     "Market Disruption Event": the occurrence or existence of any of the events as described in Section 8.03.

     "Mortgages": the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

     "Net Award": any awards or proceeds in respect of any condemnation or other eminent domain proceeding.

     "Net Income": with respect to any specified Person and its Restricted Subsidiaries, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including dispositions pursuant to Sale/Leaseback Transactions) or
          (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

     (2) any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss);

     (3) any after-tax effect of income (or loss), from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

     (4) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles pursuant to GAAP;

     (5) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; and

     (6)  expenses related to the offering of the Notes.

     "Net Insurance Proceeds": any awards or proceeds in respect of any casualty insurance or title insurance claim.

     "Net Proceeds": (i) with respect to any Asset Sale or Recovery Event, the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of such Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any such Asset Sale) or any such Recovery Event (including any Net Insurance Proceeds in respect thereof), net of the direct costs relating to such Asset Sale or Recovery Event, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Recovery Event, taxes paid or payable as a result of the Asset Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and any deduction of appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer and/or any Restricted Subsidiary and (ii) with respect to any issuance or sale of Capital Stock or Indebtedness, or any capital contribution, the proceeds of such issuance, sale or capital contribution, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant or other fees actually incurred in connection with such issuance, sale or capital contribution, and net of taxes paid or payable as a result thereof.

     "Non-Recourse Debt": Indebtedness,

     (1)  as to which neither the Issuer nor any of its Restricted Subsidiaries
          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or to cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     "Non Stock Reference Property": as set forth in Section 8.10.

     "Non Stock Reference Property Value": as set forth in Section 8.10.

     "Noteholder": any Holder of Notes.

     "Notes": any securities authenticated and delivered under this Indenture. From and after the issuance of any Additional Notes (but not for purposes of determining whether such issuance is permitted hereunder), "Notes" shall include such Additional Notes for purposes of this Indenture. All Notes, including any such Additional Notes, shall vote together as one series of Notes under this Indenture.

     "Obligations": any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Officers": any of the Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary or Assistant Secretary.

     "Officers' Certificate": a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Issuer and which complies with the provisions of this Indenture.

     "Opinion of Counsel": a signed written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

     "Parent": TerreStar Corporation, a Delaware corporation.

     "Parent Common Stock": the common stock of the Parent.

     "Pari Passu Indebtedness": any Indebtedness of the Issuer or any Restricted Subsidiary that ranks pari passu in right of payment with the Notes or the Guarantees.

     "Permanent Regulation S Global Note": a Regulation S Global Note that does not bear the Temporary Regulation S Global Note Legend.

     "Permitted Business": (i) prior to adoption of the Business Plan, the lines of business in which the Parent and the Company are engaged on the date hereof and (ii) after the adoption of the Business Plan, the lines of business indicated in the Business Plan and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Issuer's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee.

     "Permitted Holder": each of Parent, Motient Ventures Holding Inc., MVH Holdings Inc., EchoStar and Harbinger.

     "Permitted Investments":

     (1) any Investment in the Issuer or any Restricted Subsidiary of the Issuer;

     (2)  any Investment in cash and Cash Equivalents;

     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of the Issuer; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or Recovery Event that was made pursuant to and in compliance with Section 5.08 or any non-cash consideration received in connection with a disposition of assets excluded from the definitions of "Asset Sale" and "Recovery Event";

     (5) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

     (6) loans or advances to employees (other than executive officers) made in the ordinary course of business of the Issuer or such Restricted Subsidiary in an aggregate amount not to exceed $2.5 million at any one time outstanding;

     (7) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

     (8)  Hedging Obligations;

     (9) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

     (10) Investments existing on the Issue Date;

     (11) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

     (12) Investments in the Canadian Entities required to be made by the Issuer under the Transfer Agreements; and

     (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $10.0 million in any calendar year and $60.0 million in the aggregate since the Issue Date.

     "Permitted Liens":

     (1)  Liens in favor of the Issuer or any Guarantor;

     (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer or becomes a Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to and not incurred in connection with the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

     (3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

     (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (5) Liens existing on the Issue Date and disclosed on Schedule 1 to the Indenture;

     (6) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

     (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3), clause (4) (with respect to Indebtedness refinancing Indebtedness initially incurred pursuant to clause (3) or clause (13)), clause (5) or clause (13) of Section 5.01(b) covering only the assets acquired with or financed by such Indebtedness;

     (8) statutory Liens or landlords and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

     (10) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, in connection with satellite construction agreements and the related escrow agreements (including the satellite construction agreements in existence on the Issue Date and the related escrow agreements) or in connection with launch services agreements;

     (11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (12) Liens created for the benefit of (or to secure) the Issuer's 15% Senior Secured PIK Notes due 2014 or the guarantees thereof or any other obligations under the Existing Indenture;

     (13) rights of banks to set off deposits against debts owed to said bank;

     (14) Liens upon specific items of inventory or other goods and proceeds of the Issuer or its Subsidiaries securing the Issuer's or any Restricted Subsidiary's Obligations in respect of bankers' acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (15) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     (16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (17) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Subsidiaries relating to such property or assets;

     (18) Liens to secure Indebtedness permitted by clause (11) of Section 5.01(b) which lien is not applicable to any property or assets other than the property or assets financed thereby;

     (19) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

          (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

          (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

     (20) Liens to secure any Indebtedness permitted by clause (12) of Section 5.01(b);

     (21) Liens securing Guarantees permitted to be incurred under clause (6) of
          Section 5.01(b), to the extent such Guarantees relate to Indebtedness permitted to be secured by clauses (1), (6), (7), (18) or (19) of this definition.

     "Permitted Refinancing Indebtedness": any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of the Issuer or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums incurred in connection therewith);

     (2) (a) if the Stated Maturity of the Indebtedness being refinanced is the same as or earlier than the Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

     (3) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

     (5) such Indebtedness is incurred either by the Issuer, a Guarantor or by a Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged.

     "Person": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Private Placement Legend": the legend set forth in Exhibit D hereto.

     "Purchase Money Indebtedness": Indebtedness,

     (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

     (2) incurred to finance the acquisition, lease or construction by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition, or the completion of construction or improvement by the Issuer or such Restricted Subsidiary of such asset.

     "Purchase Money Credit Agreement" shall be the Purchase Money Credit Agreement, dated as of February 5, 2008, by and among the Issuer, the Company, the guarantors party thereto, U.S. Bank National Association, as Collateral Agent, Harbinger, EchoStar, and the other lenders party thereto.

     "Purchased Shares": as set forth in Section 8.06(e).

     "Recovery Event": any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds of $10.0 million or more.

     "Reference Basket Stocks": as set forth in Section 8.10.

     "Reference Property": as set forth in Section 8.10.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 5, 2008, in substantially the form attached as Exhibit D to the EchoStar Master Investment Agreement.

     "Regulation S": Regulation S under the Securities Act.

     "Regulation S Certificate": a certificate substantially in the form of Exhibit E hereto.

     "Regulation S Global Note": a Global Note containing the Regulation S Legend and representing Notes issued and sold pursuant to Regulation S (or Additional Notes issued pursuant to the terms of this Indenture).

     "Regulation S Legend": the legend set forth in Exhibit C hereto.

     "Reorganization": a consolidation, merger, amalgamation or statutory arrangement or similar transaction involving the Issuer.

     "Restricted Investment": an Investment other than a Permitted Investment.

     "Restricted Legend": the Regulation S Legend or the Private Placement
Legend.

     "Restricted Period": the relevant 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary": with respect to a Person, any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, "Restricted Subsidiary" refers to a Restricted Subsidiary of the Issuer.

     "Rights Shares": as set forth in Section 8.06(b).

     "Rule 144A": Rule 144A under the Securities Act.

     "Rule 144A Certificate": (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

     "Rule 144A Global Note": a Global Note containing the Private Placement Legend and representing Notes issued and sold pursuant to Rule 144A of the Securities Act (or Additional Notes issued pursuant to the terms of this Indenture).

     "S&P": Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "Sale/Leaseback Transaction": an arrangement relating to property or assets owned by the Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property or assets to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) and the Issuer or a Restricted Subsidiary leases such property or assets from such Person.

     "Securities Act": the Securities Act of 1933, as amended.

     "SIC Code" as set forth in Section 8.10.

     "Significant Subsidiary": any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "SkyTerra": SkyTerra Communications, Inc.

     "Spectrum Contribution": the transactions contemplated by (i) the Spectrum Contribution Agreement dated as of February 5, 2008 among Parent, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. and (ii) the Spectrum Agreement dated as of February 5, 2008 among Parent and EchoStar.

     "Spin-Off" as set forth in Section 8.06(c).

     "Stated Maturity": with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stockholder Approval": the approval of the stockholders of the Parent (i) to the issuance of Parent Common Stock and Junior Preferred Stock (and Parent Common Stock upon conversion of such Junior Preferred Stock) issuable in connection with the Spectrum Contribution and upon exchange of the Notes and
(ii) to the extent required for such issuances, to increase the number of shares of Capital Stock authorized under the Parent's Certificate of Incorporation.

     "Subsidiary": with respect to any specified Person,

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

     "Subsidiary Guarantee": any Guarantee by a Subsidiary of the Issuer's payment Obligations pursuant to the terms of this Indenture and the Notes.

     "Subsidiary Guarantor": any Subsidiary of the Issuer that is a Guarantor, which term does not refer to the Canadian Entities.

     "Temporary Regulation S Global Note": Regulation S Global Note that bears the Temporary Regulation S Global Note Legend.

     "Temporary Regulation S Global Note Legend": the legend set forth in
Exhibit I.

     "TerreStar-1": the main satellite designed for the Issuer's communications system and currently under construction.

     "TerreStar Canada": TerreStar Networks (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

     "TerreStar Canada Holdings": TerreStar Networks Holdings (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

     "TerreStar Funding Agreement": the agreement among the Parent and Motient Ventures Holding Inc. entered into in connection with the issuance of the notes under the Existing Indenture in favor of the Issuer relating to certain funding commitments to the Issuer.

     "TerreStar Shareholders Agreement": the Amended and Restated Shareholders Agreement dated as of May 6, 2006 between 437158 Canada Inc. (the transferee of TMI's shares in the capital of TerreStar Canada Holdings), the Issuer, TerreStar Canada Holdings and TerreStar Canada, as amended from time to time in a manner not materially disadvantageous to the Holders of the Notes.

     "TMI": TMI Communications and Company, Limited Partnership, a limited partnership formed under, and governed by, the laws of the Province of Quebec, or any successor thereto.

     "Trading Day": means any day during which (i) trading in the Parent Common Stock generally occurs on the primary U.S. national or regional securities exchange on which it is then listed or, if the Parent Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Common Stock is then admitted for trading and (ii) there is no Market Disruption Event.

     "Transfer Agreements": the Master Agreement dated as of October 24, 2006 by and among Telesat Canada, BCE Inc., the Issuer, TerreStar Canada Holdings, TerreStar Canada, TMI Communications and Company, Limited Partnership and the Parent, along with the series of agreements attached thereto that the parties thereto have subsequently entered or will hereafter subsequently enter into, including a Shareholders Agreement of TerreStar Canada Holdings, a Rights and Services Agreement, a Tax Indemnity Agreement, a TerreStar Canada Guarantee in favor of Loral, a TerreStar Canada Guarantee in favor of the Issuer, a security agreement, a Release and Indemnity Agreement, a Guarantee and Share Pledge Agreement in favor of the Issuer, a Satellite Delivery Agreement, an Indefeasible Right of Use Agreement and an Intellectual Property License Agreement, as such agreements have been or hereafter may be modified from time to time in a manner not materially disadvantageous to the Holders.

     "Trigger Event" as set forth in Section 8.06(c).

     "Trust Officer": when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee": the party named as such in this Indenture until a successor replaces it, and, thereafter, means the successor.

     "Underlying Stock": (a) Parent Common Stock, with respect to any Notes held by an entity other than Harbinger or its Affiliates at the time of the exchange of such Notes pursuant to Article 8 or (b), the Junior Convertible Preferred Stock, with respect to any Notes held by Harbinger or its Affiliates at the time of the exchange of such Notes pursuant to Article 8.

     "Uniform Commercial Code": the New York Uniform Commercial Code as in effect from time to time.

     "United States": the United States of America.

     "Unrestricted Subsidiary": any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted by Section 5.05, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

     (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

     "U.S. FCC Letter of Intent Authorization": the reservation of spectrum granted to TMI Communications and Company, Limited Partnership and thereafter modified by listing it in the name of the Issuer for a 2 GHz mobile satellite system pursuant to a letter of intent authorization reinstated by the FCC on June 29, 2004, as modified.

     "Voting Stock": of any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity": when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     SECTION 1.02 Other Definitions.

Affiliate Transaction                                             5.05(a)
Change of Control Offer                                           3.01(a)
Change of Control Payment                                         4.10(a)
Covered Transaction                                               4.09
Excess Proceeds                                                   5.08(a)(4)
Excess Proceeds Offer                                             5.08(a)(4)(i)
Guaranteed Obligations                                           10.01(a)
Indemnified Party                                                 7.06
Legal Holiday                                                    11.06
Offer Amount                                                      3.01(a)(1)(ii)
Paying Agent                                                      2.03
protected purchaser                                               2.06
Purchase Date                                                     3.01(a)(1)(ii)
record date                                                       8.06
Register                                                          2.11(a)
Registrar                                                         2.03
Repurchase Offer                                                  3.01(a)
Restricted Payments                                               5.04(a)(4)
retiring Trustee                                                  7.07
Successor Person                                                  5.03(a)(1)
Stockholder Approval Offer                                        3.01(a)
TIA                                                               1.03

     SECTION 1.03 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the "TIA"), that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" mean a Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another stature or defined by any rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means (whether or not expressly stated) "including without limitation";

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (g) all references to "principal" of the Notes include repurchase price; and

          (h) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

                                   ARTICLE 2
                                 THE SECURITIES
                                 --------------

     SECTION 2.01 Form, Dating and Denominations.

          (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture (except as otherwise provided herein). The Initial Notes and any Additional Notes subsequently issued under this Indenture will have the same terms and will be treated as a single class. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof, except that Additional Notes issued in payment of interest may be issued in other denominations. The Initial Notes will be issued in the form of IAI Certificated Notes.

          (b) (1) Each Global Note will bear the DTC Legend.

               (2) Each Regulation S Global Note will bear the Regulation S Legend and be issued as provided in Section 2.13.

               (3) Each Rule 144A Global Note will bear the Private Placement Legend.

               (4) Each IAI Global Note will bear the Private Placement Legend.

               (5) Each Temporary Regulation S Global Note and each Additional
     Note issued in payment of interest on the Regulation S Global Notes or any Temporary Regulation S Global Note will bear the Temporary Regulation S Global Note Legend.

          (c) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale in a single transaction at one time pursuant to Rule 144 under the Securities Act (or a successor provision) and that a Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

               (2) after an Initial Note or any Additional Note is sold pursuant to an effective registration statement under the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear a Restricted Legend, and the Trustee will comply with such instruction.

          (d) By its acceptance of any Note bearing a Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in a Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

     SECTION 2.02 Execution and Authentication; Additional Notes.

          (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the
     Note is authenticated, the Note will still be valid.

          (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the initial aggregate principal amount not to exceed $100,000,000 and (ii) Additional Notes for original issue on or before February 25, 2008, in the initial aggregate principal amount not to exceed $50,000,000, in each case after receipt by the Trustee of an Officers' Certificate specifying:

                    (i) the principal amount of each of the Notes to be
               authenticated and the date on which the Notes are to be authenticated;

                    (ii) the registered Holder of each of the said Notes;

                    (iii) delivery instructions for each such Note;

                    (iv) whether the Notes are to be issued as one or more
               Global Notes or Certificated Notes; and

                    (v) other information the Issuer may determine to include or the Trustee may reasonably request.

          (d) The Issuer shall deliver to the Trustee and the Paying Agent, no later than 10:00 a.m., New York City time one Business Day prior to each interest payment date (i) with respect to Notes that are in certificated form, the required amount of new Certificated Additional Notes and an order to authenticate and deliver such Additional Notes or (ii) with respect to Notes that are in the form of Global Notes, an order to increase the principal amount of such Global Notes by the relevant amount on such interest payment date (or, if necessary, to authenticate new Global Notes executed by the Issuer with such increased principal amounts). On each interest payment date, the Trustee will, at the Issuer's request, authenticate and deliver Additional Notes for original issuance to the Holders of the Notes on the relevant record date, as shown in the records of the registrar, in the aggregate principal amount required to pay such interest. Any Additional Note so issued will be dated the applicable interest payment date, will bear interest from and after such date, will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, this Indenture, except as otherwise provided herein, and will have the same rights and benefits as the Initial Notes and will bear the same Restricted Legend as the Note with respect to which the Additional Note is being issued, provided that any Additional Note representing interest on any Note bearing the Regulation S Legend shall bear the Temporary Regulation S Legend.

     SECTION 2.03 Registrar, Calculation Agent and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent") and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.01.

     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

     The Issuer shall enter into an appropriate agency agreement with any Registrar, Calculation Agent or Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Calculation Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer may change the Registrar, Calculation Agent or Paying Agent without prior notice to the Noteholders. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Issuer initially appoints the Trustee as Registrar, Calculation Agent and Paying Agent in connection with the Notes.

     Upon issuance of any Global Notes, the Issuer shall appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes, and the Trustee shall initially be the securities custodian with respect to any Global Notes.

     The Issuer may remove any Registrar, Calculation Agent or Paying Agent upon written notice to such Registrar, Calculation Agent or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Calculation Agent or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Calculation Agent or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Calculation Agent or Paying Agent may resign at any time upon not less than 10 Business Days' prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

     SECTION 2.04 Paying Agent to Hold Money in Trust. By 3:00 p.m., New York City time one Business Day prior to each due date of the principal and cash interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or any of its Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and cash interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or cash interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Subsidiary in trust for the payment of principal or cash interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Subsidiary, shall be discharged from such trust; and the Noteholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Subsidiary as trustee thereof, shall thereupon cease.

     SECTION 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

     SECTION 2.06 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any cost, expense or loss that any of them may suffer if a
Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Issuer.

     The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

     SECTION 2.07 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee under this Indenture (including Additional Notes) except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

     If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.08 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Certificated Notes or Global Notes, as the case may be, and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

     SECTION 2.09 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, purchase or payment. The Trustee and no one else shall cancel, in accordance with the Trustee's customary procedures, all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and deliver canceled Notes to the Issuer, or if the Issuer so agrees, may destroy canceled Notes, in accordance with the Trustee's customary procedures. The Issuer shall not issue new Notes to replace Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

     SECTION 2.10 CUSIP Numbers. The Issuer in issuing the Notes may use one or more "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in "CUSIP" numbers.

     SECTION 2.11 Registration, Transfer and Exchange.

          (a) The Notes will be issued in registered form only, without interest coupons, and the Issuer shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

          (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

               (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and
          (ii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.12.

               (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any security.

               (4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear a Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear a Restricted Legend. If such Note bears a Restricted Legend, then the Certificated Notes issued in exchange therefor will bear a Restricted Legend.

          (c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

          (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for such purpose; provided that

               (1) no transfer or exchange will be effective until it is registered in such register; and

               (2) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Note so selected for purchase in whole or in part, except, in the case of a partial purchase, that portion of any Note not being redeemed or purchased, or (iii) if a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Note on or after the regular record date and before the date of purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

     From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection
(b)(4)).

          (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

               (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

               (4) Certificated Note to Certificated Note. If a Certificated
     Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

     SECTION 2.12 Restrictions on Transfer and Exchange.

          (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.11 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

          (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

                 A                          B                              C
------------------------   --------------------------------------------   ------
Rule 144A Global Note      Rule 144A Global Note                          (1)
Rule 144A Global Note      Regulation S Global Note                       (2)
Rule 144A Global Note      Certificated Note                              (3)
Rule 144A Global Note      Global Note                                    (3)
Rule 144A Global Note      IAI Global Note                                (3)
IAI Global Note            IAI Global Note                                (6)
IAI Global Note            Rule 144A Global Note                          (3)
IAI Global Note            Regulation S Global Note                       (2)
IAI Global Note            Certificated Note                              (3)
IAI Global Note            Global Note                                    (3)
Regulation S Global Note   IAI Global Note                                (6)
Regulation S Global Note   Rule 144A Global Note                          (4)

Regulation S Global Note   Regulation S Global Note                       (1)
Regulation S Global Note   Certificated Note                              (5)
Regulation S Global Note   Global Note                                    (5)
Certificated Note          Rule 144A Global Note                          (3)
Certificated Note          Regulation S Global Note                       (2)
Certificated Note          IAI Global Note                                (6)
Certificated Note          Certificated Note                              (3)
Global Note                Rule 144A Global Note                          (3)
Global Note                Regulation S Global Note                       (2)
Global Note                IAI Global Note                                (6)

               (1) No certification is required.

               (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note or Global Note that does not bear a Restricted Legend, then no certification is required.

               (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note or Global Note that does not bear a Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note or Global Note, as the case may be, that does not bear a Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note or Global Note, as the case may be, that does not bear a Restricted Legend.

               (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

               (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Regulation S Global Note. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear a Restricted Legend.

               (6) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed IAI Certificate.

          (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

               (1) after such Note is eligible for resale in a single transction at one time pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officers' Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

               (2) sold pursuant to an effective registration statement.

     Any Certificated Note delivered in reliance upon this paragraph will not bear a Restricted Legend.

          (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     SECTION 2.13 Temporary Regulation S Global Notes.

          (a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Temporary Regulation S Global Note Legend.

          (b) An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

          (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Regulation S Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

          (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Regulation S Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Regulation S Global Note or transferred for an interest in another Global Note or a Certificated Note.

     SECTION 2.14 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner (including, in the form of Additional Notes). The Issuer may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.15 Payment of Interest. Interest accruing on the Notes shall be paid in the form of Additional Notes as provided in Section 2.02(d). Notwithstanding anything else in this Indenture or the Notes to the contrary, all interest shall accrue and be payable in cash and not in Additional Notes commencing on the earlier of (i) acceleration of the Notes pursuant to Section
6.02 (unless such acceleration shall be rescinded in accordance with Section 6.04, in which case this clause (i) shall not apply ab initio and such interest shall be payable in Additional Notes, subject to clause (ii) of this paragraph),
(ii) the occurrence of an Event of Default under Section 6.01(a)(8) (with respect to the Issuer or any of its Restricted Subsidiaries) and (iii) March 16, 2011. In addition, interest payable on any Notes in connection with a repurchase under this Indenture shall be paid in cash.

                                   ARTICLE 3
                                   REPURCHASE
                                   ----------

     SECTION 3.01 Repurchase Offers.

          (a) If the Issuer shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer") pursuant to Section 4.10 (a "Change of Control Offer"), Section 4.12 (a "Stockholder Approval Offer") or Section 5.08(a)(4) (an Excess Proceeds Offer), the Issuer shall follow the procedures specified in this Section 3.01:

               (1) (A) Within 10 days after a Change of Control (unless the Issuer is not required to make such offer pursuant to Section 4.10), or (B) on the date on which the Issuer is required to make a Repurchase Offer pursuant to Section 5.08(a)(4) or (C) July 23, 2008 (unless the Issuer is not required to make such offer pursuant to Section 4.12), the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement, by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or otherwise require the Repurchase Offer and shall state:

                    (i) that the Repurchase Offer is being made pursuant to
               Section 5.08(a)(4) or Section 4.10 or Section 4.12, as the case may be, and this Section 3.01;

                    (ii) the principal amount of Notes the Issuer is required to offer to repurchase or that the Issuer is required to offer to purchase all of the outstanding principal amount of Notes (such amount, the "Offer Amount"), the purchase price and that on the date specified in such notice (the "Purchase Date"), which date shall be 30 days, or if such day is not a Business Day, the next succeeding Business Day, from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Notes validly tendered and not withdrawn pursuant to Section 5.08(a)(4) or Section 4.10 or Section 4.12, as the case may be, and this Section 3.01;

                    (iii) that any Note not tendered or accepted for payment
               shall continue to accrue interest;

                    (iv) that, unless the Issuer defaults in making such
               payment, Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                    (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Note purchased;

                    (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Note by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

                    (vii) that Holders shall be entitled to withdraw their
               election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                    (viii) that Holders electing to have a Note purchased
               pursuant to any Repurchase Offer shall be entitled to convert their Notes only if they validly withdraw their election;

                    (ix) that Holders whose Notes are purchased only in part
               shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                    (x) the CUSIP number, if any, printed on the Notes being
               repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               (2) On the Purchase Date, the Issuer shall, to the extent lawful,
          (A) accept for payment, on a pro rata basis to the extent necessary in the case of a Repurchase Offer that is not a Change of Control Offer or Stockholder Approval Offer, the Notes or portions thereof properly tendered pursuant to the Repurchase Offer and not theretofore withdrawn and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.01, (B) deposit with the Paying Agent an amount equal to the cash payment required in respect of the repurchase of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment (or other payment due in respect of such Repurchase Offer if not a Change of Control Offer) with respect to the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes so surrendered, provided that each such new Note shall be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof (except that Additional Notes issued in payment of interest may be purchased in other denominations). Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Notes purchased by the Issuer shall be delivered to the Trustee for cancellation. All Notes or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Notes or the portions of Notes repurchased. If a Note is repurchased on or after an interest payment record date but on or before the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date and no other interest will be payable to Holders who tender pursuant to the Repurchase Offer. If any Note called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

          (b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Excess Proceeds Offer or a Stockholder Approval Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.01, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue thereof.

          (c) Once notice of repurchase is mailed in accordance with this
     Section 3.01, all Notes validly tendered and not withdrawn (or, in the case of a Repurchase Offer that is not a Change of Control Offer or Stockholder Approval Offer, if the Issuer is not required to repurchase all of such Notes then the pro rata portion of such Notes that the Issuer may be required to repurchase) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

          (d) Other than as specifically provided in this Section 3.01 or Sections 5.08(a)(4), any purchase pursuant to this Section 3.01 or Section 5.08(a)(4) shall be made pursuant to Sections 3.02 and 3.03.

     SECTION 3.02 Selection. If less than all of the Notes are to be repurchased at any time, the Trustee will select Notes for repurchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that no Notes of $1,000 or less shall be redeemed in part, except that
(a) Additional Notes issued in payment of interest may be redeemed in other denominations and (b) if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. If any Note is to be redeemed in part only, the notice of repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the Purchase Date, unless the Issuer defaults in payment of the repurchase price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest will cease to accrue on the Notes or portions of the Notes called for repurchase.

     SECTION 3.03 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4
                              AFFIRMATIVE COVENANTS
                              ---------------------

     So long as any Note remains outstanding:

     SECTION 4.01 Reports. The Issuer shall furnish to the Trustee and, upon written request, to Holders of the Notes a copy of all of the information and reports referred to in clauses (1) and (2) below:

               (1) (a) within 90 days after the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (b) within 60 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants (all of the foregoing financial information to be prepared on a basis substantially consistent with the then applicable Commission requirements); and

               (2) within five Business Days of the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act; provided that if the Issuer becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Issuer may satisfy the foregoing requirements by timely filing all reports within the periods specified in the Commission's rules and regulations and otherwise complying with the Commission's rules and regulations regarding public availability of such reports

     If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.01 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries to the extent such information would be required if the Issuer was subject to the periodic reporting requirements of the Exchange Act.

     In addition, for so long as any Notes remain outstanding, if at any time the Issuer and the Guarantors are not required to file with the Commission the reports required by the preceding paragraphs, the Issuer and the Guarantors shall furnish to the Holders of Notes and prospective investors, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.02 Payment of Obligations. The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

     SECTION 4.03 Corporate Existence. Except as otherwise permitted in this Indenture, the Issuer and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existences and the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

     SECTION 4.04 FCC License Subsidiary; Licenses.

          (a) All FCC Licenses acquired after the Issue Date shall, as soon as practicable after receipt thereof, be assigned to (subject to prior FCC approval) the FCC License Subsidiary, except as required by law or administrative action. All Industry Canada Licenses relating to the provision of MSS services in Canada in existence on the Issue Date or acquired after the Issue Date shall be held by TerreStar Canada or another entity designated by the Issuer that becomes a Guarantor, except as required by law or administrative action. The Issuer shall not transfer or dispose of any Capital Stock it directly or indirectly owns in each of the Canadian Entities; provided, that the Issuer may dispose of its Capital Stock of any of the Canadian Entities in compliance with Section 5.08 if such disposition does not adversely affect the rights of the Issuer under the IRU Agreement or result in the loss of the orbital slot granted by Industry Canada for TerreStar-1.

          (b) The Issuer shall maintain direct ownership of all of the Capital Stock of the FCC License Subsidiary.

     SECTION 4.05 Compliance Certificates.

          (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, an Officers' Certificate as to the signers' knowledge of the Issuer's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. For the purposes of this Section 4.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          (b) The Issuer shall promptly deliver to the Trustee and in any event within five Business Days of any Officer of the Issuer or the Parent becoming aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Issuer or the Parent, as applicable, is taking or proposes to take to remedy the same.

     SECTION 4.06 Designation of Unrestricted Subsidiaries.

          (a) The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 5.04(a) (or clause (9) of Section 5.04(b)) or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or an Event of Default.

          (b) Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with clause (a) of this Section 4.06 and was permitted under Section 5.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.01, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 5.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable quarterly reference period; and (2) no Default or Event of Default would be in existence following such designation.

     SECTION 4.07 Additional Guarantees.

          (a) If the Issuer or any Restricted Subsidiary acquires or creates another Domestic Subsidiary (other than an acquired Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) after the Issue Date, such newly acquired or created Domestic Subsidiary shall, on the date on which it is acquired or created, become a Guarantor by executing and delivering to the Trustee a supplemental indenture in the form of Exhibit J hereto, pursuant to which such Domestic Subsidiary will guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior secured basis.

          (b) If any Restricted Subsidiary that is not a Guarantor shall Guarantee any Indebtedness of the Issuer or any Guarantor while the Notes are outstanding, then such Subsidiary shall become a Guarantor under this Indenture and shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit J hereto.

          (c) The Issuer may elect to make any Foreign Subsidiary or any Affiliate a Guarantor, with the consent of any such party, by causing such Person to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit J hereto.

          (d) The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of an Officer's Certificate by the Issuer or such Guarantor stating that all conditions set forth in Section 4.07(f) or
     Section 5.03(f), as applicable, have been satisfied or that the Capital Stock of such Guarantor has been disposed of in accordance with the provisions of this Indenture.

          (e) The foregoing provisions shall not apply to Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with
     Section 4.06 for so long as they continue to constitute Unrestricted Subsidiaries.

          (f) Any Guarantee given by any Restricted Subsidiary that was required to be given by Section 4.07(b) hereof shall be automatically released upon the release by the holders of the Indebtedness described in Section 4.07(c) or the guarantee thereof by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which resulted in the Notes being guaranteed by such Restricted Subsidiary, at such time as (a) no other Indebtedness of the Issuer and the other Guarantors has been guaranteed by such Restricted Subsidiary or (b) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

     SECTION 4.08 Maintenance of Insurance.

          (a) The Issuer shall obtain, or cause to be obtained, prior to the launch of each satellite and shall maintain, or cause to be maintained, launch insurance with respect to each satellite launch covering the period from the launch to 180 days or more following the launch of each satellite on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is customary in the industry for similar persons at the time of such launch.

          (b) The Issuer shall procure and maintain, or cause to be procured and maintained, Full In-Orbit Insurance for each satellite; provided that such Full In-Orbit Insurance shall only be required if, and to the extent and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Issuer to be in the best interests of the Issuer as evidenced by a resolution of the Board of Directors.

          (c) Insurance policies required by the foregoing paragraphs obtained or renewed after the Issue Date shall:

               (1) contain no exclusions other than customary exclusions and such specific exclusions applicable to the performance of the satellite (or portion thereof, or the type of satellite or portion thereof, as applicable) being insured as are acceptable to the Board of Directors of the Issuer in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

               (2) subject to the proviso in clause (b) of this Section 4.08, provide coverage for all risks of loss and damage to the satellite.

          (d) In the event that the Issuer or any Guarantor receives Net Insurance Proceeds relating to any satellite, the Issuer or such Guarantor shall apply such Net Insurance Proceeds in the manner provided under
     Section 5.08.

     SECTION 4.09 Covenants with Respect to the Canadian Entities. At all times after the Transfer Agreements have become effective, the Issuer will exercise its rights under such Transfer Agreements so as not to permit the Canadian Entities to (each, a "Covered Transaction"):

          (a) engage in (i) any sale, lease, transfer or other disposition of any assets or rights; or (ii) the issuance of any Equity Interests in a Canadian Entity or the sale of any Equity Interests of a Canadian Entity;

          (b) incur any Indebtedness; or

          (c) directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien, other than Liens on their respective assets having an aggregate value of $500,000 or less, unless, in each case, such Canadian Entity would be permitted to engage in such Covered Transaction in compliance with the Existing Indenture.

     SECTION 4.10 Change of Control.

          (a) If a Change of Control occurs, the Issuer shall make an offer to each Holder to repurchase all or any part of such Holder's Notes pursuant to a Change of Control Offer made pursuant to Section 3.01 at an offer price in cash or, at the election of such Holder, in shares of TerreStar Corporation stock as described below (the "Change of Control Payment") equal to 111% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

          (b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.01 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

          (c) If any Holder elects pursuant to Section 4.10 to receive the Change of Control Payment in shares of Parent Common Stock, such Change of Control Payment shall be in an amount of shares of TerreStar Common Stock (rounded to the nearest share) equal to 115% of the number of shares into which such Holder's Notes would otherwise be exchangeable pursuant to
     Article 11 below.

     SECTION 4.11 Financial Covenants. The Issuer shall not make any expenditures not contemplated by the Business Plan without the prior approval of at least 60% of its Board of Directors, including at least one director nominated by EchoStar and one director nominated by Harbinger; provided, however, that prior to the approval of the Business Plan the Issuer shall be permitted to make expenditures to fund operating expenses in the ordinary course of business.

     SECTION 4.12 Stockholder Approval. If Stockholder Approval is not obtained by July 23, 2008, the Issuer shall make an offer to each Holder to repurchase all or any part of such Holder's Notes pursuant to a Stockholder Approval Offer made pursuant to Section 3.01 at an offer price in cash equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

                                   ARTICLE 5
                               NEGATIVE COVENANTS
                               ------------------

     So long as any Note remains outstanding:

     SECTION 5.01 Indebtedness.

          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that the Issuer and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) if the Issuer's Leverage Ratio as of the date on which such additional Indebtedness is incurred would not be greater than 6.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of the applicable reference period.

          (b) The provisions of clause (a) of this Section 5.01 will not apply to any of the following items of Indebtedness:

               (1) Existing Indebtedness;

               (2) the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes, Additional Notes issued in payment of interest on the Notes and the related Guarantees to be issued on the Issue Date, additional notes issued in payment of interest on the notes issued under the Existing Notes Indenture and additional Guarantees issued on or after the Issue Date pursuant to
          Section 4.07;

               (3) the incurrence by the Issuer or any Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness with respect to assets other than Capital Stock or other Investments, including the incurrence of Indebtedness representing the financing of installments of Full In-Orbit Insurance, launch insurance premiums or launch services, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in a Permitted Business, and Attributable Debt, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

               (4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, discharge, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 5.01(a) or under any other clause of this Section 5.01(b) (excluding clause (5)), provided that for purposes of any limit contained in any such other clause the aggregate amount of Indebtedness incurred pursuant to this clause (4) outstanding at any one time shall be treated as outstanding pursuant to such other clause;

               (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

                    (i) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Subsidiary Guarantor, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or such Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                    (ii) (A) any subsequent issuance or transfer of Equity
               Interests or any other event that results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary (B) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary or (C) the designation of a Restricted Subsidiary which holds Indebtedness as an Unrestricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

               (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations;

               (7) the Guarantee by the Issuer or any of the Subsidiary Guarantors of Indebtedness of the Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 5.01(b); provided that if the Indebtedness being guaranteed is (A) pari passu in right of payment to the Notes or any Subsidiary Guarantee, then the Guarantee related to such Indebtedness shall rank equally in right of payment to the Notes or such Subsidiary Guarantee, as the case may be, or (B) subordinated in right of payment to the Notes or any Subsidiary Guarantee, then the Guarantee of such Indebtedness shall be subordinated in right of payment to the same extent to the Notes or such Subsidiary Guarantee, as the case may be;

               (8) the incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) in the ordinary course of business inadvertently drawn against insufficient funds, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

               (9) the incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries incurred in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary, in each case, in the ordinary course of business;

               (10) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 5.01(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (10);

               (11) the incurrence of Purchase Money Indebtedness constituting Indebtedness pursuant to the Purchase Money Credit Agreement by the Issuer or any Subsidiary Guarantor to finance the procurement, construction and launch of one or more satellites and/or ground-based beam-forming earth stations in the aggregate principal amount at any time outstanding not to exceed $100.0 million;

               (12) the incurrence by the Issuer or any Subsidiary Guarantor of additional Indebtedness consisting solely of the Issuer's 15% Senior Secured PIK Notes due 2014 issued to EchoStar under the Existing Indenture on the Issue Date, in an aggregate principal amount not to exceed $50.0 million;

               (13) the incurrence of Indebtedness by the Issuer or any Subsidiary Guarantor to finance the purchase or construction of property (real or personal) or equipment that is used for the construction of the Issuer's terrestrial network so long as, at the time of incurrence thereof, the ratio of total consolidated Indebtedness of the Issuer and its Restricted Subsidiaries determined in accordance with GAAP (including Indebtedness under all financings under this clause (13)) to Invested Capital does not exceed 75%.

          (c) The Issuer shall not permit any of the Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary and such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

          (d) For purposes of determining compliance with this Section 5.01:

               (1) in the event that any Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (13) of
          Section 5.01(b), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness at the time of such incurrence in any manner that complies with this Section 5.01;

               (2) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the reclassification of preferred stock of the Issuer or any Subsidiary Guarantor as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, the accrual of dividends on Disqualified Stock or preferred stock and the accretion of the liquidation preference of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this
          Section 5.01;

               (3) Indebtedness permitted by this Section 5.01 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.01 permitting such Indebtedness; and

               (4) for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 5.01, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 5.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 5.02 Limitation on Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

     SECTION 5.03 Merger, Consolidation and Sale of Assets.

          (a) The Issuer shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

               (1) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (the "Successor Person") is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such surviving person is not a corporation, a corporate wholly-owned Restricted Subsidiary of such Person organized under the laws of the United States, any state or the District of Columbia becomes a co-issuer of the Notes in connection therewith;

               (2) the Successor Person (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

               (3) immediately after such transaction, no Default or Event of Default exists;

               (4) the Issuer or the Successor Person (if other than the Issuer) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable annualized quarterly period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.01(a); and

               (5) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the provisions of this Indenture.

          (b) For purposes of this Section 5.03, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

          (c) The Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture but, in the case of a lease of all or substantially all its assets, the Issuer will note be released from the obligation to pay the principal of and interest on the Notes.

          (d) Notwithstanding the preceding, any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Issuer or to any Guarantor.

          (e) A Guarantor may not consolidate, amalgamate or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

               (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (2) subject to the provisions of Section 5.03(f), the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) assumes all the obligations of such Guarantor under this Indenture (including its Guarantee) pursuant to agreements reasonably satisfactory to the Trustee.

     (f) In the event of:

               (1) a sale or disposition of all or substantially all of the assets of any Guarantor by way of merger, consolidation, amalgamation or otherwise; or

               (2) the sale or other disposition of Capital Stock of any Guarantor if, as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer,

          then the Person acquiring such assets (in the case of clause (f)(1)) or such Guarantor (in the case of clause (f)(2)) will be automatically released and relieved of any obligations under its Guarantee; provided, that such sale or other disposition complies with Section 5.08.

     SECTION 5.04 Restricted Payments.

          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

               (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or the Parent;

               (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor (other than Indebtedness among the Issuer and the Guarantors) that is contractually subordinated to the Notes or to any Guarantee, except a payment of principal at the Stated Maturity thereof, or within one year prior to such Stated Maturity; or

               (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

               (B) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarterly period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.01(a); and

               (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Issuer and its Restricted Subsidiaries after the Issue Date, is less than the sum, without duplication, of:

                    (i) the sum of (a) 50% of Consolidated EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were initially issued to the fiscal quarter in which the Issuer first generates positive Consolidated EBITDA plus (b) 100% of Consolidated EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issuer first generates positive Consolidated EBITDA to the end of the most recent fiscal quarter for which financial statements were published less 1.4 times the Consolidated Interest Expense of the Issuer for the same period (if such amount in this clause (i) is a negative amount, minus the amount by which such amount is less than zero), plus

                    (ii) 100% of the aggregate Net Proceeds received by the
               Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that there shall be excluded from the calculation of Net Proceeds under this clause (ii) any Net Proceeds received by the Issuer from the issue or sale of its Capital Stock or cash capital contributions received by the Issuer and which is deemed to be used to incur Indebtedness pursuant to clauses (1) and (13) of Section 5.01(b); provided, further that Designated Equity Contributions shall be excluded from the calculation of Net Proceeds under this clause (ii), plus

                    (iii) 100% of the aggregate Net Proceeds received by the
               Issuer or a Restricted Subsidiary since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, in each case to the extent not otherwise included in Consolidated Net Income of the Issuer for such period.

          (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

               (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

               (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (a)(4)(C)(ii) of Section 5.04; provided, further that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (3) the defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Guarantee in exchange for, or out of the net cash proceeds of the substantially concurrent incurrence of, Permitted Refinancing Indebtedness (other than to a Subsidiary of the Issuer); provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis; provided that payments of amounts to the Issuer or any of its Restricted Subsidiaries pursuant to this clause (4) shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer or any direct or indirect parent of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries or their estates or heirs pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause may not exceed $2.5 million in the aggregate since the Issue Date; provided further that cancellation in connection with a repurchase of Equity Interests of the Issuer of Indebtedness owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries incurred to finance the acquisition of such Equity Interests by such individuals shall not be deemed to constitute a Restricted Payment; provided, further that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price thereof; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with the Leverage Ratio test set forth in Section 5.01(a); provided that payments pursuant to this clause shall be excluded from subsequent calculations of Restricted Payments;

               (8) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent to pay:

                    (i) franchise taxes and other fees, taxes and expenses
               required to maintain their corporate existence; provided that payments of amounts pursuant to this clause (i) shall be excluded from subsequent calculations of the amount of Restricted Payments;

                    (ii) federal, state and local income taxes, to the extent
               such income taxes are attributable to the income of the Issuer and its Subsidiaries; provided that payments of amounts pursuant to this clause (ii) shall be excluded from subsequent calculations of the amount of Restricted Payments;

                    (iii) (A) reasonable salary, bonus and other benefits
               payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are payable in cash and substantially attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (B) general corporate overhead expenses of any direct or indirect parent company of the Issuer to the extent such expenses are payable in cash and substantially attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; provided that payments of amounts pursuant to this clause (iii), shall not exceed $5.0 million for any fiscal year of the Issuer;

                    (iv) costs, fees and expenses incident to a private
               placement or public offering of any securities of such parent, so long as all of the net proceeds of such offering (if it is completed) are contributed to the Issuer; provided that payments of amounts pursuant to this clause (iv) shall be excluded from subsequent calculations of the amount of Restricted Payments; and

                    (v) taxes payable by any direct or indirect parent in
               connection with a contribution of shares of SkyTerra common stock to the Issuer pursuant to the TerreStar Funding Agreement provided that such taxes relate to increases in the value of such shares after their issuance to Motient Ventures Holding Inc., and provided, further that payments of amounts pursuant to this clause (v) shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $5.0 million; and

               (10) Restricted Payments made pursuant to the Transfer Agreements; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments.

          (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment that is required to be valued by this covenant shall be determined by the Board of Directors of the Issuer acting in good faith, whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10 million.

     SECTION 5.05 Transactions with Affiliates.

          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction"), unless:

               (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction in arm's-length dealings by the Issuer or such Restricted Subsidiary with a Person who is not an Affiliate; and

               (2) the Issuer delivers to the Trustee:

                    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that a majority of the disinterested members of the Board of Directors, if any, have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with this Section 5.05; and

                    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a written opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

          (b) Notwithstanding the foregoing, none of the following shall be prohibited by Section 5.05(a) or be deemed to be Affiliate Transactions:

               (1) reasonable and customary (A) directors' fees and indemnification and similar arrangements, (B) consulting fees in an amount not to exceed $250,000 per fiscal year, (C) employee salaries, bonuses and employment agreements (including indemnification arrangements) and (D) compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee entered into in the ordinary course of business (including customary benefits thereunder) and payments pursuant thereto;

               (2) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and Guarantees issued by and other transactions of the Issuer or any of its Restricted Subsidiaries for the benefit of the Issuer or any of its Restricted Subsidiaries, as the case may be;

               (3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer or any Restricted Subsidiary solely because the Issuer or any Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

               (4) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

               (5) issuances and sales of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith, or the receipt of capital contributions from Affiliates of the Issuer that are not Restricted Subsidiaries of he Issuer solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer;

               (6) Restricted Payments that are permitted by Section 5.04 and Permitted Investments (other than pursuant to clause (1) or clause (3) of the definition of "Permitted Investments");

               (7) the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date;

               (8) the performance of obligations of the Issuer or any of its Subsidiaries under the terms of the Transfer Agreements, the TerreStar Funding Agreement and the TerreStar Shareholders Agreement as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous in any material respect to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;

               (9) any transaction in which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter issued by an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair from a financial point of view or meets the requirements of clause (1) of Section 5.05(a);

               (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

               (11) transactions contemplated under the Investment Agreements.

     SECTION 5.06 Limitation on Lines of Business. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

     SECTION 5.07 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock) or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

               (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

               (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

          (b) The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

               (1) agreements governing Existing Indebtedness and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

               (2) this Indenture, the Notes, the related Guarantees, and the Transfer Agreements;

               (3) applicable law or any applicable rule, regulation or order;

               (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or instruments; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing such original agreement or instrument; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by Section 5.01;

               (5) in the case of Section 5.07(a)(3):

                    (i) a lease, license or similar contract that restricts in a customary manner the subletting, assignment or transfer of any subject property or asset, or the assignment or transfer of any such lease, license or other contract;

                    (ii) mortgages, pledges or other security agreements
               otherwise permitted under this Indenture securing Indebtedness of the Issuer or any of its Restricted Subsidiaries to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

                    (iii) reciprocal easement agreements of the Issuer or any of its Restricted Subsidiaries containing customary provisions restricting dispositions of the subject real property interests;

               (6) leases and other agreements containing net worth provisions entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

               (7) Purchase Money Indebtedness for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that, in each case, impose restrictions on the property purchased or leased of the nature described in Section 5.07(a)(3);

               (8) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture that restricts the sale of assets, distributions or loans by that Restricted Subsidiary pending its sale or other disposition;

               (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

               (10) Liens securing Indebtedness otherwise permitted to be incurred under Section 5.02 that limit the right of the debtor to dispose of the assets subject to such Liens;

               (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; provided that such restrictions apply only to the assets or property subject to such agreements;

               (12) any agreement or instrument entered into after the Issue Date, provided that the encumbrances or restrictions in such agreement or instrument are not materially more restrictive, taken as a whole, than those contained in this Indenture or the Notes; and

               (13) restrictions on cash or other deposits or net worth under contracts or leases entered into in the ordinary course of business.

     SECTION 5.08 Asset Sales and Recovery Events.

          (a) (1) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

                    (i) the Issuer or such Restricted Subsidiary, as the case
               may be, receives consideration at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (such fair market value to be determined on the date of contractually agreeing to such Asset Sale);

                    (ii) the fair market value is determined by the Issuer's
               Board of Directors and evidenced by a resolution of such Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                    (iii) at least 75% of the consideration received in the
               Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

               (2) Within 180 days after the receipt of any Net Proceeds from an Asset Sale or a Recovery Event the Issuer or any Restricted Subsidiary may apply such Net Proceeds at its option to:

                    (i) repay, purchase or otherwise retire the Notes or other
               Indebtedness (and to correspondingly reduce commitments with respect thereto) that is pari passu in right of payment with the Notes; provided that the Issuer shall also equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth in Section 5.08(a)(4) for an Excess Proceeds Offer) to all Holders of Notes to purchase the pro rata principal amount of Notes (on the basis of the aggregate principal amount of the Notes and the principal amount of other Pari Passu Indebtedness tendered in such Excess Proceeds Offer) at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to the repurchase date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                    (ii) repay or repurchase Indebtedness of a Restricted
               Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another of its Restricted Subsidiaries; or

                    (iii) acquire or invest in Additional Assets.

               (3) Notwithstanding the foregoing, the Issuer or such Restricted Subsidiary shall be deemed to have applied Net Proceeds from an Asset Sale or Recovery Event within such 360-day period if, within such 180-day period, the Issuer or such Restricted Subsidiary has entered into a binding commitment or agreement to invest such Net Proceeds and continues to use all commercially reasonable efforts to so apply such Net Proceeds as soon as practicable thereafter, and no Excess Proceeds Offer needs to be launched unless there occurs any abandonment or termination of such commitment or agreement after such 360-day period, in which case the Net Proceeds not so applied will constitute Excess Proceeds at such time.

               (4) Any Net Proceeds from Asset Sales or Recovery Events that are not applied or invested as provided in Section 5.08(a)(2) will constitute "Excess Proceeds." Subject to Section 5.08(a)(2), no later than the 180th day after the Asset Sale or Recovery Event (or, at the Issuer's option, an earlier date), if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall:

                    (i) make an offer (an "Excess Proceeds Offer") to all
               Holders of Notes; and

                    (ii) prepay, purchase or redeem (or make an offer to do so)
               any other Indebtedness of the Issuer that is pari passu in right of payment with the Notes in accordance with provisions governing such Indebtedness requiring the Issuer to prepay, purchase or redeem such Indebtedness with the proceeds from any Asset Sales (of offer to do so), pro rata in proportion to the principal amount of the Notes and the respective principal or accreted amounts of such other Indebtedness required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such Excess Proceeds Offer, to purchase the maximum aggregate principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in Section 3.01(a). The offer price in any Excess Proceeds Offer will be equal to 100% of the aggregate principal amount of the Notes and such other Pari Passu Indebtedness, plus accrued and unpaid interest if any, to, but excluding, the date of purchase, and will be payable in cash, in each case, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that if a premium is to be paid to the Holders of such other Indebtedness, such premium shall not be paid with the Net Proceeds from Asset Sales. If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and the principal amount or accreted value of the other Pari Passu Indebtedness tendered in such Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated by the Issuer to the Notes and such other Pari Passu Indebtedness on a pro rata basis as nearly as practicable (on the basis of the aggregate principal amount of the Notes and the principal amount of other Pari Passu Indebtedness tendered in such Excess Proceeds Offer) and the portion of each Note to be purchased will thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

          (b) If the purchase date of an Excess Proceeds Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

          (c) Pending the final application of any Net Proceeds from an Asset Sale or Recovery Event, the Issuer and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

          (d) For purposes of this Section 5.08, each of the following shall be deemed to be cash:

               (1) the amount of any liabilities, as shown on the most recent consolidated balance sheet or in the notes thereto, of the Issuer or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets, provided that the Issuer or such Restricted Subsidiary is released from further liability;

               (2) any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion) within 180 days of receipt thereof; and

               (3) any stock or assets received as consideration for such Asset Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses (1), (2) or (4) of the definition of "Additional Assets."

     SECTION 5.09 Corporate Actions.

     Until Harbinger, EchoStar and their Affiliates are no longer holders of at least 30% in aggregate principal amount of the Notes, neither the Issuer nor the Parent shall:

          (a) split, combine or reclassify its outstanding shares of capital stock, issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares, except (A) pursuant to the terms of such subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings existing on the Issue Date or pursuant to compensatory plans or arrangements , (B) for shares of capital stock of the issuer issued and sold to the Parent;

          (b) amend any of its certificate of incorporation or bylaws; or

          (c) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (d) take, or permit to be taken, any of the actions described in
     Section 8.06 unless action has been approved by written consent of holders of a majority in aggregate principal amount of the Notes.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES
                              ---------------------

     SECTION 6.01 Events of Default and Remedies.

          (a) Each of the following is an "Event of Default" under this
     Indenture:

               (1) default for three Business Days in the payment of interest on any Notes (including the failure to deliver properly authorized and authenticated Additional Notes issued in payment of interest and including any additional interest payable pursuant to Interest Step-Ups) when due;

               (2) default in the payment when due (at maturity, upon repurchase or otherwise) of the principal of or premium, if any, on, the Notes;

               (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with Sections 5.03 or for three Business Days of the Exchange Date relating to an Issuer's notice of the "Official Notice of Exchange" pursuant to Section 8.01(b) to deliver the Underlying Shares upon Exchange of the Notes in accordance with Section 8.01;

               (4) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any term, covenant or agreement in this Indenture or the Notes (including Articles 4 or 5);

               (5) failure to pay when due, at final maturity or otherwise or a default or other event that results in acceleration of the due date of all or any portion of the principal of any Indebtedness of the Issuer or of any Guarantor or other Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, in each case if the principal amount of such Indebtedness aggregates $10.0 million or more;

               (6) failure by the Issuer or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

               (7) except as permitted by this Indenture, any Guarantee, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Issuer or any Guarantor or any Person acting on behalf of the Issuer or any such Guarantor, shall deny or disaffirm its obligations under the Notes or any Guarantee;

               (8) (i) the Issuer, any Guarantor or any Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Issuer, any Guarantor or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or
          (ii) there shall be commenced against the Issuer, any Guarantor or any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Issuer, any Guarantor or any Restricted Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Issuer, any Guarantor or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

               (9) a denial, revocation, cancellation or relinquishment, as applicable, of (i) the U.S. FCC Letter of Intent Authorization or (ii) any FCC authorization held by the Issuer or a Restricted Subsidiary of the Issuer to operate satellite and ancillary terrestrial component facilities, unless the denial, revocation, cancellation or relinquishment (x) remains subject to reconsideration, review, or appeal at the FCC or any court, provided that during the pendency of such reconsideration, review or appeal the Issuer is permitted to exercise its rights under the applicable authorization and continues to conduct its business in the ordinary course, or (y) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility or the Issuer or a Restricted Subsidiary of Issuer already holds a license, permit, or authorization of substantially equivalent utility;

               (10) a revocation, cancellation or relinquishment as applicable of the Industry Canada License, which results in a loss of the orbital slot for TerreStar-1 or any replacement satellite for TerreStar-1, unless such revocation, cancellation or relinquishment (x) remains subject to reconsideration, review or appeal of Industry Canada or any court, provided that during the pendency of such reconsideration, review or appeal TerreStar Canada is permitted to exercise its rights under the Industry Canada License and continues to conduct its businesses in the ordinary course or (y) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility; and

               (11) the occurrence of an "Event of Default" as such term is defined in the Existing Indenture.

          (b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     SECTION 6.02 Acceleration.

          (a) In the case of an Event of Default specified in clause (8) of
     Section 6.01, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, or, with respect to any Event of Default relating to Section 4.11 hereof, Harbinger and EchoStar collectively, so long as Harbinger and EchoStar collectively hold at least 30% in aggregate principal amount of the then outstanding Notes (in each case, the "Electing Holders"), by notice in writing to the Trustee and the Issuer, may declare all the Notes to be due and payable. Notwithstanding anything contained in this Indenture or the Notes to the contrary, upon such a declaration, the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes will become immediately due and payable.

          (b) In the event of a declaration of acceleration of the Notes by the Electing Holders pursuant to clause (a) of this Section 6.02, each Holder, other than the Electing Holders, shall have the right to purchase for cash, and the Electing Holders shall have the obligation to sell, all of such Electing Holders' right, title and interest in and to the Notes, for a purchase price consisting of 100% of the principal of and the accrued and unpaid interest, fees, costs and expenses on the outstanding amount of Notes held by such Electing Holders.

     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or the Guarantees.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

     SECTION 6.04 Rescission of Acceleration; Waiver of Past Defaults. The Holders of at least 70% in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction (a) that conflicts with law, (b) that conflicts with the provisions of this Indenture, (c) if the board of directors or trustees, or executive committee, or trust committee of directors or trustees or trust officers of the Trustee determines in good faith that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified (as determined by such body) or (d) subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all liability, losses and expenses caused by taking or not taking such action.

     SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Noteholder may pursue any remedy with respect to this Indenture, the Notes or any Guarantee unless:

          (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (b) Holders of at least 30% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

          (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (e) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may obtain judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.06;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD: to the Issuer.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in principal amount of the Notes.

     SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

     SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 7
                                     TRUSTEE
                                     -------

     SECTION 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of Section 7.01(b);

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability or expense (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability or expense is not reasonably assured to it.

     SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

          (a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

          (h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

          (l) [Reserved].

          (m) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (n) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authorities and governmental action.

          (p) The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Articles 4 or 5. Delivery of reports, information and documents to the Trustee under Article 4 is for informational purposes only, and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer's compliance with any of its covenants hereunder.

     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee is subject to Sections 7.09, 7.10 and 7.11.

     SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Noteholders. The Issuer shall deliver to the Trustee, forthwith upon any Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred and such notice references this Indenture and the Notes.

     SECTION 7.06 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Notes and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.06), and defending itself against or investigating any claim or liability (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee's officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Parties shall provide reasonable cooperation at the Issuer's expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

     The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Indebtedness of the Issuer, and the Notes shall be subordinate to the Trustee's rights to receive such payment.

     The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.07 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (a) the Trustee is adjudged bankrupt or insolvent;

          (b) a receiver or other public officer takes charge of the Trustee or its property; or

          (c) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "retiring Trustee"), the Issuer shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's and Guarantors' obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

     SECTION 7.08 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article 7.

     In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.09 Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 7.10 Preferential Collection of Claims against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 7.11 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

                                    ARTICLE 8
                                 EXCHANGE RIGHT
                                 --------------

     SECTION 8.01 Exchange Right of the Holders.

          (a) Any Holder may elect to exchange the principal amount of such Holder's Notes, plus any accrued and unpaid interest thereupon, in whole or in part, on any day on or after the date of effectiveness of the Stockholder Approval to and including the Maturity Date, for each $1,000 principal amount of the Notes exchanged, for a number of shares of the Underlying Stock equal to the Exchange Ratio on the Exchange Date. Upon any such exchange, the Parent and/or the Issuer shall, on the Exchange Settlement Date, deliver such shares of the Underlying Stock to such Holder. The right of the Holders to exchange the Notes pursuant to this
     Article 8 is herein called the "Exchange Right".

          (b) In order for the exercise of such option to be effective and the Notes to be exchanged, any material filing, registration or approval required pursuant to the first sentence of Section 8.05(c) shall have been obtained and the Issuer must receive at the applicable address of the Issuer set forth below (or at such other place or places of which the Issuer shall from time to time notify the Holders of the notes), not later than 3:00 P.M., New York City Time, on the Exchange Date (or, if the Exchange Date is not a Business Day, the next succeeding Business Day) or if the Exchange Date is a Purchase Date or a Maturity Date, on the Business Day preceding such date, either (i) the Notes to be exchanged, with the "Official Notice of Exchange" substantially in the form of Exhibit K, duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Notes to be exchanged, (b) the principal amount of such Notes and the amount of such Notes to be repaid,
     (c) a statement that the Exchange Right is being exercised thereby and (d) a guarantee stating that the Issuer will receive such Notes, with the "Official Notice of Exchange" substantially in the form of Exhibit K duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Notes and form duly completed and signed are received by the Issuer by such fifth Business Day). Any such election shall be irrevocable. If the Issuer receives the Official Notice of Exchange after 3:00 P.M., New York City time, then it shall be deemed to have been received on the next Business Day. The address to which such deliveries are to be made is TerreStar Networks Inc., 12010 Sunset Hills Road, 9th Floor, Reston, VA 20190 Attn:
     Jeffrey W. Epstein (or at such other places as the Issuer shall have notified the Holders of the Notes). The foregoing requirements shall mean, with respect to any exchange of the Notes pursuant to this Article 8, the "Exercise Requirements" and shall apply to any such exchange.

          (c) The Issuer shall deliver such shares of the Underlying Stock to the Trustee for delivery to such Holder on the Exchange Settlement Date, but not before delivery of the Notes to be exchanged to the Trustee.

          (d) If upon exchange of any Notes, the Issuer is to deliver shares of the Underlying Stock, it shall not pay cash in lieu of delivering any fractional share of the Underlying Stock and the number of shares of Underlying Stock to be delivered shall instead be rounded to the nearest whole number.

          (e) If a Market Disruption Event occurs or is continuing on a day that would otherwise be an Exchange Date, then such Exchange Date will be postponed to the first succeeding Business Day on which a Market Disruption Event does not occur and is not continuing. In no event, however, will any Exchange Date be postponed by more than five Business Days. If an Exchange Date is postponed, the related Exchange Settlement Date will also be postponed, to the fifth Business Day after the day to which such Exchange Date is postponed. If an Exchange Date is postponed to the last possible day, and a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be such Exchange Date.

          (f) Partial exchanges of the Notes held by any Holder will be permitted only in multiples of $1,000. References herein to any portion of the Notes being exchanged shall mean the entire amount of such Notes if the entire amount is being exchanged.

          (g) Notwithstanding the provisions of this Section 8.01, a Holder shall not be entitled to exchange a principal amount of the Notes to the extent that the exchange of such principal amount of Notes would constitute a change-of-control of the Issuer or the Parent, as applicable, pursuant to
     (a) the Existing Indenture, (b) the Series A Cumulative Exchangeable Preferred Stock, (c) the Series B Cumulative Preferred Stock or (d) Section 382 of the Internal Revenue Code (such exchange restrictions, the "Existing Change-of-Control Restrictions"; provided, however, that any Holder affected by an Existing Change-of-Control Restriction shall have the right to exchange a lesser principal amount of the Notes to the extent that the exchange of such lesser principal amount of the Notes would not trigger any Existing Change-of-Control Restriction.

     SECTION 8.02 Closing Price.

          (a) The Closing Price for one share of the Underlying Stock (or one unit of any other security for which a Closing Price must be determined) on any Business Day means:

               (1) if the Parent Common Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Parent Common Stock (or any such other security) is listed or admitted to trading, or

               (2) if the Parent Common Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

     If the Parent Common Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Stock (or one unit of any such other security) on any Business Day shall mean the last reported sale price of the principal trading session of the Parent Common Stock on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

     If the last reported sale price for the Parent Common Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for one share of the Underlying Stock for any Business Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Parent Common Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. The term OTC Bulletin Board Service shall include any successor service thereto.

     SECTION 8.03 Market Disruption Event.

     A "Market Disruption Event", as determined by the Calculation Agent, shall mean the occurrence or existence of any of the following events: (i) a suspension, absence or material limitation of trading in the Parent Common Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market; (ii) a suspension, absence or material limitation of trading in option or futures contracts relating to the Parent Common Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; (iii) the Parent Common Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for the Parent Common Stock; or (iv) any other event that materially interferes with the Issuer's ability or the ability of any of the Issuer's Affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Issuer or its Affiliates have effected or may effect.

     The following events shall not be Market Disruption Events: (i) a limitation on the hours or number of days of trading in the Parent Common Stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and (ii) a decision to permanently discontinue trading in the option or futures contracts relating to the Parent Common Stock.

     An "absence of trading" in the primary market on which option or futures contracts relating to the Parent Common Stock, if available, are traded shall not include any time when that market is itself closed for trading under ordinary circumstances. However, a suspension or limitation of trading in option or futures contracts relating to the Parent Common Stock, if available, in the primary market for such option or futures contracts, by reason of any of: (i) a price change exceeding limits set by that market; (ii) an imbalance of orders relating to such option or futures contracts; or (iii) a disparity in bid and asked quotes relating to such option or futures contracts shall constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Parent Common Stock in the primary market for those contracts.

     SECTION 8.04 Taxes on Exchange. The issue of stock certificates on exchange of Notes shall be made without charge to the exchanging Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Underlying Stock on exchange of Notes pursuant hereto. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Underlying Stock or the portion, if any, of the Notes which are not so exchanged in a name other than that in which the Notes so exchanged were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of such tax or has established to the satisfaction of the Issuer that such tax has been paid.

     SECTION 8.05 Parent to Provide Underlying Stock.

          (a) The Parent shall at all times reserve out of its authorized but unissued capital stock or capital stock held in its treasury enough shares of Underlying Stock to permit the exchange, in accordance herewith, of all of the Notes and shall deliver to the Issuer in connection with the exchange of any Notes, such number of shares of Underlying Stock as the is required deliver pursuant to Issuer this Article 8.

          (b) Parent covenants that all shares of Underlying Stock which may be issued upon exchange of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim created by the Parent or Issuer.

          (c) If the issuance of any shares of Underlying Stock or other securities which would be issuable upon exchange of Notes hereunder or the acquisition thereof by any Holder requires a material filing or registration with or approval of any governmental authority before such shares or securities may be issued upon such exchange, the Parent will use its commercially reasonable efforts to cause such material filing, registration or approval or to cooperate with such Holder to satisfy such requirements, as the case may be. The Parent further covenants that so long as the Parent Common Stock shall be quoted on the Nasdaq Global Market, the Parent will use its commercially reasonable efforts, if permitted by the rules of the Nasdaq Global Market, to have and keep approved for quoting on the Nasdaq Global Market (subject to notice of official issuance) all Parent Common Stock issuable upon exchange of the Notes or conversion of the Junior Preferred Stock, and Parent will use its commercially reasonable efforts to list the shares of Parent Common Stock required to be delivered upon exchange of the Notes or conversion of the Junior Preferred Stock prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          (d) The Parent shall comply with all securities laws regulating the offer and delivery of shares of Underlying Stock upon exchange of the Notes or Parent Common Stock upon conversion of the Junior Preferred Stock.

     SECTION 8.06 Adjustment Events. The Calculation Agent shall adjust the Exchange Ratio for the Underlying Stock as provided in this Section 8.06.

          (a) In case the Parent shall (1) pay a dividend in shares of Parent Common Stock to all holders of Parent Common Stock, (2) make a distribution in shares of Parent Common Stock to all holders of Parent Common Stock, (3) subdivide the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or (4) combine the outstanding shares of Parent Common Stock into a smaller number of shares of Parent Common Stock, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in effect immediately prior to the Ex-Dividend Date of such dividend, distribution, subdivision or combination by the number of shares of Parent Common Stock which a person who owns only one share of Parent Common Stock immediately before such Ex-Dividend Date and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Parent Common Stock). Any adjustment made pursuant to this Section 8.06(a) shall become effective immediately after the open of business on such Ex-Dividend Date.

          (b) In case the Parent shall issue rights or warrants to all or substantially all holders of Parent Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the date of issuance of such rights or warrants, to subscribe for or purchase shares of Parent Common Stock (or securities convertible into or exchangeable or exercisable for Parent Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 8.06(g)) per share of Parent Common Stock on the Trading Day immediately preceding the announcement of the issuance of such rights or warrants, the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the Ex-Dividend Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Parent Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (II) the aggregate number of shares (the "Rights Shares") of Parent Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Parent Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date and (II) the number of shares of Parent Common Stock which the aggregate exercise, conversion, exchange or other price at which the Rights Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Parent Common Stock. Such increase shall become effective immediately after the open of business on such Ex-Dividend Date. In no event shall the Exchange Ratio be decreased pursuant to this Section 8.06(b).

          (c) Except as set forth in the immediately following paragraph, in case the Parent shall dividend or distribute to all or substantially all holders of Parent Common Stock shares of Capital Stock of the Parent or any Subsidiary (other than Parent Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Exchange Ratio in accordance with Sections 8.06(d) or 8.06(e), or shall dividend or distribute to all or substantially all holders of Parent Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Exchange Ratio in accordance with Section 8.06(b)), then in each such case the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the open of business on the Ex-Dividend Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Parent Common Stock (as determined pursuant to Section 8.06(g)) on the Trading Day immediately preceding the announcement of such dividend or distribution and (B) the denominator shall be an amount equal to (I) such current market price per share of Parent Common Stock less (II) the fair market value (as determined in good faith by the Calculation Agent, whose determination shall be conclusive), on such Ex-Dividend Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Parent Common Stock, such increase to become effective immediately after the open of business on such Ex-Dividend Date; provided, however, that if such denominator is equal to or less than $1.00, then, in lieu of the foregoing adjustment to the Exchange Ratio, adequate provision shall be made so that each Holder shall have the right to receive upon exchange of its Notes, in addition to any consideration otherwise payable as herein provided upon such exchange, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Notes on such Ex-Dividend Date.

          Notwithstanding anything to the contrary in this Section 8.06(c), if, in a distribution requiring an adjustment to the Exchange Ratio pursuant to the immediately preceding paragraph, the property distributed by the Parent to all Holders of Parent Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Parent, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national or regional securities exchange or quoted on an automated quotation system (a "Spin-Off"), then in lieu of adjusting the Exchange Ratio in accordance with the immediately preceding paragraph, the Exchange Ratio shall be increased (subject to the other terms of this Indenture) by multiplying the Exchange Ratio in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the Ex-Dividend Date for such distribution by a fraction (I) whose numerator is the sum of (A) the average of the Closing Prices per share of Parent Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex-Dividend Date for such distribution and (B) the product of (i) the average of the Closing Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of "Closing Price") for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex-Dividend Date for such distribution and (ii) the number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Parent Common Stock; and (II) whose denominator is the average of the Closing Prices per share of Parent Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the Ex- Dividend Date for such distribution. The average Closing Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Calculation Agent's good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events. Each adjustment to the Exchange Ratio made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the Ex-Dividend Date for such distribution.

          Rights or warrants distributed by the Parent to all holders of Parent Common Stock entitling the holders thereof to subscribe for or purchase shares of the Parent's Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Parent Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Parent Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.06 (and no adjustment to the Exchange Ratio under this Section 8.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Ratio shall be made under this Section 8.06(c). In no event shall the Exchange Ratio be decreased pursuant to this Section 8.06(c).

          (d) In case the Parent shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring an Exchange Ratio adjustment pursuant to
     Section 8.06(e)) to all or substantially all holders of Parent Common Stock, the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Parent Common Stock (as determined pursuant to Section 8.06(g)) on the Trading Day immediately preceding the Ex-Dividend Date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Parent Common Stock less (II) the amount of the distribution per share of Parent Common Stock; provided, however, that the Exchange Ratio shall not be adjusted pursuant to this Section 8.06(d) to the extent, and only to the extent, such adjustment would cause the Exchange Ratio to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors, to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Exchange Ratio shall be instead adjusted so that the Exchange Ratio is equal to one cent ($0.01) (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Exchange Ratio pursuant to this Section 8.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date. In no event shall the Exchange Ratio be decreased pursuant to this Section 8.06(d).

          (e) In case the Parent or any Subsidiary of the Parent shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Parent or any Subsidiary of the Parent for all or any portion of the Parent Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Company, whose determination shall be conclusive), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Parent Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Parent Common Stock, the "Purchased Shares") exceeds the Closing Price per share of Parent Common Stock on the first Trading Day after the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Exchange Ratio shall be increased by multiplying the Exchange Ratio in effect immediately prior to the close of business on the first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Price per share of Parent Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Parent Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Parent Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Price per share of Parent Common Stock.

          An increase, if any, to the Exchange Ratio pursuant to this Section 8.06(e) shall become effective immediately after the open of business on the Trading Day following the first Trading Day after the Expiration Date. In the event that the Parent or a Subsidiary of the Parent is obligated to purchase shares of Parent Common Stock pursuant to any such tender offer or exchange offer, but the Parent or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exchange Ratio shall again be adjusted to be the Exchange Ratio which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 8.06(e) to any tender offer or exchange offer would result in a decrease in the Exchange Ratio, no adjustment shall be made for such tender offer or exchange offer under this Section 8.06(e).

          (f) In addition to the foregoing adjustments in subsections (a), (b),
     (c), (d) and (e) above, the Issuer, from time to time and to the extent permitted by law, may increase the Exchange Ratio by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors of the Issuer has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Issuer. Such Exchange Ratio increase shall be irrevocable during such period. The Issuer shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Notes at such Holder's address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

          (g) For the purpose of any computation under this Section 8.06, (i) the current market price per share of Parent Common Stock on any date shall be deemed to be the average of the Closing Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the close of business on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance or distribution requiring such computation, provided, however, that such current market price per share of Parent Common Stock shall be appropriately adjusted by the Calculation Agent, in its good faith determination, to account for any adjustment, pursuant hereto, to the Exchange Ratio that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Exchange Ratio where the Ex-Dividend Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten
     (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Exchange Ratio on account of the event requiring the computation of such current market price becomes effective, and (ii) the number of shares of Parent Common Stock at any time outstanding shall not include shares held in the treasury of the Parent.

     Unless the context requires otherwise, the term "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Parent Common Stock have the right to receive any cash, securities or other property or in which the shares of Parent Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     SECTION 8.07 Other Adjustments. Except as prohibited by law or by the continued listing requirements of the Nasdaq Global Market or any other securities exchange on which the Parent Common Stock may then be listed, the Issuer may make such increases in the Exchange Ratio, in addition to those required by Section 8.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Parent or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

     SECTION 8.08 Notice of Adjustment. Whenever the Exchange Ratio is adjusted, the Issuer shall promptly mail, or cause to be mailed, to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

     SECTION 8.09 Notice of Certain Transactions. In the event that:

     (1) the Parent takes any action, or becomes aware of any event, which would require an adjustment in the Exchange Ratio,

     (2) the Parent takes any action that would require a supplemental indenture pursuant to Section 8.10, or

     (3) there is a dissolution or liquidation of the Parent or the Issuer,

     the Issuer shall mail, or caused to be mailed, to Holders at the addresses appearing on the Registrar's books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 8.09. The Issuer shall mail, or cause to be mailed, such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 8.09.

     SECTION 8.10 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Exchange Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change in the Parent Common Stock issuable upon exchange of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Parent Common Stock), (ii) any consolidation, merger or binding share exchange to which the Parent is a party other than a merger in which the Parent is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Parent Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Parent and its Subsidiaries, taken as a whole, in each case pursuant to which the Parent Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Parent or such successor or purchasing Person, as the case may be, and the Issuer shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Note then outstanding shall have the right to exchange such Note (if otherwise exchangeable pursuant to this Article 8) into the kind and amount of cash, securities or other property (collectively, "Reference Property") receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Parent Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Note and the Exchange Ratio in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Parent Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Notes will thereafter to be convertible into cash, Reference Property or a combination of cash and Reference Property, at the Holder's election, at the Exchange Ratio.

     If holders of Parent Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Parent and Issuer shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the "Collective Election") the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.

     The supplemental indenture referred to in the first sentence of this
Section 8.10 shall provide for adjustments of the Exchange Ratio (including any components of the Reference Property) which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Ratio provided for in this
Article 8. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to Section 8.06(b) or Section 8.11, to receive rights or warrants upon exchange of a Note. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Parent Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing. The provisions of this Section 8.10 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

     In the event the Parent or such successor or purchasing Person, as the case may be, and the Issuer shall execute a supplemental indenture pursuant to this
Section 8.10, the Issuer shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the exchange of their Notes after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

     SECTION 8.11 Rights Distributions Pursuant to Stockholders' Rights Plans. Upon exchange of any Note or a portion thereof, the Parent shall make provision for the Holder thereof to receive, to the extent such Holder receives shares of Parent Common Stock upon such exchange or upon the conversion of Junior Preferred Stock, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such exchange, the rights described in any stockholders' rights plan the Parent may have in effect at such time and no adjustment to the Exchange Ratio shall be made on account thereof, unless such rights have been separated from the Parent Common Stock prior to the time of exchange or conversion, in which case the Exchange Ratio shall be adjusted upon such separation in accordance with Section 8.06(c).

                                    ARTICLE 9
                                   AMENDMENTS
                                   ----------

     SECTION 9.01 Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees, without notice to or consent of any Holder of Notes to:

          (a) cure any ambiguity, defect or inconsistency;

          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Notes and Guarantees in the case of a merger, consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

          (d) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes or the Guarantees in any material respect;

          (e) evidence and provide for the acceptance of an appointment of a successor trustee;

          (f) release a Guarantor from its obligations under its Guarantee, the Notes or this Indenture in accordance with the applicable provisions of this Indenture;

          (g) add Guarantees with respect to the Notes; or

          (h) comply with the rules of any applicable securities depositary or, if required, with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     After an amendment under this Section becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all the Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02 With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount, of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver shall not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of (or premium on) or change the fixed maturity of any Note, reduce any premium payable upon, , repurchase of any Note (other than Section 4.10 or 5.08);

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in currency other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (g) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (h) modify the provisions in this Indenture dealing with the application of trust moneys in any manner adverse to the Holders of the Notes; or

          (i) make any change in Section 9.01 or this Section 9.02.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender.

     After an amendment under this Section becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.04 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

     SECTION 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

     SECTION 9.06 Compliance with TIA. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA, if required, as in effect at the date of such amendment or supplement.

                                   ARTICLE 10
                                   GUARANTEES
                                   ----------

     SECTION 10.01 Guarantee.

          (a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by repurchase or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 5.03.

          (c) Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

          (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

          (f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     SECTION 10.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture and the respective Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

     SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 10.06 Execution and Delivery of the Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit J hereto) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note after authentication by the Trustee constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

     SECTION 10.07 Release of Guarantees.

          (a) The Guarantee of a Guarantor will be automatically released:

                    (i) in accordance with the provisions in Section 4.07(d) or
               5.03(f);

                    (ii) with respect to any Foreign Subsidiary, if the other
               Guarantee which resulted in the creation of the Guarantee pursuant to Section 4.07(b) is released or discharged, except a discharge or release by or as a result of payment under such Guarantee;

                    (iii) if the Issuer designates such Guarantor as an
               Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

                    (iv) upon the Legal or Covenant Defeasance or satisfaction and discharge of the Notes and the Subsidiary Guarantees as provided under Sections 8.01, 8.02 and 8.03.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

     SECTION 11.01 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Issuer or a Guarantor:

          TerreStar Networks Inc.
          12010 Sunset Hills Road, 9th Floor
          Reston, VA 20190
          Attn: Jeffrey W. Epstein

          with a copy to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York 10166
          Attention:  Joerg Esdorn

          if to the Trustee:

          U.S. Bank National Association
          EP-MN-WS3C
          60 Livingston Avenue
          St. Paul MN 55107-1419
          Attn: Corporate Trust Services
          Fax: (651) 495-8097

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 11.04 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

     SECTION 11.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 11.06 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 11.07 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11.08 No Recourse Against Others. A director, officer, incorporator, employee or stockholder of the Issuer or any Guarantor, as such, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     SECTION 11.09 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.11 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 11.12 Severability. In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 11.13 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.14 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision of the TIA which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

     SECTION 11.15 Communications by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with Section 312(b) of the TIA relating to Noteholder communications. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

     SECTION 11.16 Submission to Jurisdiction; Agent for Service of Process. Any legal action or proceeding with respect to this Indenture, the Notes, the Guarantees or the Security Agreements may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York and by execution and delivery of this Indenture, each of the Issuer, the Guarantors and the Trustee consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Issuer, the Guarantors and the Trustee irrevocably waives any objection, including an objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Indenture, the Notes, the Guarantees, the Security Agreements or any other document related thereto. Each of the Issuer, the Guarantors and the Trustee agrees that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. Each party not located in the United States hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue-13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

     SECTION 11.17 Agent; Determinations. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Issuer and the Holders and beneficial owners of the Notes. The Issuer, with the approval of at least a majority of its Board of Directors, may at any time change the Registrar, Paying Agent, Authenticating Agent and Calculation Agent with notice to the Holders.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        TERRESTAR NETWORKS INC.

                                        By: /s/ Robert H. Brumley
                                            ----------------------------
                                            Name:  Robert H. Brumley
                                            Title: President and CEO


                                        TERRESTAR CORPORATION

                                        By: /s/ Robert H. Brumley
                                            ----------------------------
                                            Name:  Robert H. Brumley
                                            Title: President and CEO


                                        TERRESTAR NATIONAL SERVICES, INC.

                                        By: /s/ Robert H. Brumley
                                            ----------------------------
                                            Name:  Robert H. Brumley
                                            Title: President


                                        TERRESTAR LICENSE INC.

                                        By: /s/ Robert H. Brumley
                                            ----------------------------
                                            Name:  Robert H. Brumley
                                            Title: President


                                        U.S. BANK NATIONAL
                                        ASSOCIATION, as Trustee

                                        By: /s/ Richard Prokosch
                                            ----------------------------
                                            Name:  Richard Prokosch
                                            Title: Vice President

                           [Indenture Signature Page]

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                             TERRESTAR NETWORKS INC.

                   6.5% Senior Exchangeable PIK Note due 2014

[CUSIP] [CINS]__________
No.____________                                                        $________

     TerreStar Networks Inc., a Delaware corporation (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to , or its registered assigns, the principal sum of DOLLARS ($ ) [or such other amount as indicated on the Schedule of Increases and Decreases of Notes attached hereto](1) on the earlier of (a) May 15, 2008, if the shareholders of TerreStar Corporation fail to approve the [Spectrum Contribution] on or prior to such date and (b) June 15, 2014 (the "Maturity Date").

     Interest Rate: As set forth on the reverse hereof.

     Interest Payment Dates: March 15, June 15, September 15 and December 15.

     Regular Record Dates: March 1, June 1, September 1 and December 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

----------
(1)  For Global Securities only

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                   TERRESTAR NETWORKS INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                (Form of Trustee's Certificate of Authentication)

     This is one of the 6.5% Senior Exchangeable PIK Note due 2014 described in the Indenture referred to in this Note.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: ____________________________________
                                            Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                             TERRESTAR NETWORKS INC.

                   6.5% Senior Exchangeable PIK Note due 2014

1.   Principal and Interest.

     The Issuer promises to pay the principal of this Note on the Maturity Date.

     The Issuer promises to pay interest on the principal amount of this Note as follows:

     (a) Interest on this Note will accrue at a rate of 6.5% per annum from the issue date of the Note and will be payable quarterly in arrears on each Interest Payment Date as set forth on the face of this Note commencing on March 15, 2008 to the Holders of record on the Regular Record Date set forth on the face of this Note immediately preceding each Interest Payment Date; provided, that Additional Notes issued (A) after an Interest Payment Date and prior to the next succeeding Regular Record Date will accrue such interest from, and including, the immediately preceding Interest Payment Date as though such Additional Notes had been outstanding since such date;

     (b) except as set forth in this Note and the Indenture accrued interest on this Note will be payable in Additional Notes;

     (c) Interest accruing on the Notes and payable on or before March 15, 2011 shall be paid in the form of Additional Notes as provided in Section 2.15 of the Indenture. All interest shall accrue and be payable in cash and not in Additional Notes commencing on the earliest of (i) November 16, 2011, (ii) acceleration of the Securities pursuant to Section 6.04 of the Indenture (unless such acceleration shall be rescinded in accordance with Section 6.02 of the Indenture, in which case this clause (ii) shall not apply ab initio and such interest shall be payable in additional Securities, subject to clauses (i) and
(iii) of this paragraph) and (iii) the occurrence of an Event of Default under
Section 6.01(viii) of the Indenture (with respect to the Company or any of its Subsidiaries). In addition, interest payable on this Note in connection with a repurchase under the Indenture shall be paid in cash; and

     (d) notwithstanding clause (a) above,

          (i) if by February 29, 2008, TerreStar Corporation fails to file an information statement (the "Information Statement") with the Securities and Exchange Commission that informs its shareholders that it has obtained the Stockholder Approval, the Issuer will pay additional interest on this Note from March 1, 2008 to the date of the Stockholder Approval, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (ii) of this paragraph) by 1.0% per annum;

          (ii) if by April 30, 2008, TerreStar Corporation fails to mail the Information Statement that includes an irrevocable written consent executed by a majority of the shareholders of TerreStar Corporation that approves the Spectrum Contribution, the Issuer will pay additional interest on this Note from May 1, 2008 to the date of the Stockholder Approval, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (i) of this paragraph) by 1.0% per annum;

          (iii) any certification required by the foregoing clauses (i) or (ii) shall be in the form of an Officers' Certificate provided to the Trustee signed by the Issuer's Chief Executive Officer and Chief Financial Officer.

     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the date this Note was issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

     If the payment of interest as set forth in the preceding would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Note, the Indenture or any Guarantee, or any other agreement entered into in connection with or as security for this Note, the Indenture or any Guarantee, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Holder under this Note, the Indenture or any Guarantee, or under any other agreement entered into in connection with or as security for this Note, the Indenture or any Guarantee, shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall be refunded by each applicable Holder to the Issuer.

2.   Indenture; Guarantee.

     This is one of the Notes issued under an Indenture dated as of [ ], 2008 (as amended from time to time, the "Indenture"), among Parent, the Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

     The Notes are senior obligations of the Issuer. Subject to certain conditions, Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture.

3.   Repurchase.

     This Note may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory repurchase applicable to this Note.

4. Paying Agent, Registrar, Authenticating Agent, and Calculation Agent. Initially, the Trustee will act as Paying Agent, Registrar, Authenticating Agent and Calculation Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent in accordance with Section 11.17 of the Indenture.

5.   Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof, except that Additional Notes in payment of interest may be issued in other denominations. A Holder may register the transfer or exchange of Notes in accordance with the terms of the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

6.   Defaults and Remedies.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders may declare all the Notes to be due and payable in accordance with the terms of the Indenture. If a bankruptcy or insolvency default with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the FCC License Subsidiary or any Canadian Entity occurs and is continuing, the Notes will automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies. Pursuant to the terms of the Indenture, any Holder of the Notes other than the Electing Holders has the right to purchase for cash, and the Electing Holders have the obligation to sell, all of such Electing Holders' right, title and interest in and to the Notes.

7.   Amendment and Waiver.

     Subject to certain exceptions, the Indenture and the Notes may be amended, with the consent of the Holders of a majority in principal amount of the outstanding Notes and defaults may be waived with the consent of the Holders of 70%. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect, inconsistency or similar correction.

8. Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

9.   Authentication.

     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

10.  Governing Law.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

11.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

                       Insert Taxpayer Identification No.

________________________________________________________________________________


________________________________________________________________________________
    Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                 ON ALL SECURITIES BEARING A RESTRICTED LEGEND]

     In connection with any transfer of this Note occurring prior to __________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

|_| (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

|_| (2) This Note is being transferred to a non-U.S. person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

|_| (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:_________                          ________________________________________
                                        Seller

                                        By: ____________________________________

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(2) ________________________________________________________

                        By: ____________________________________________________
                            To be executed by an executive officer

----------
(2) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have all of this Note purchased by the Issuer pursuant to
Section 3.01 of the Indenture, check the box: |_|

     If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.01 of the Indenture, state the amount (in original principal amount) below:

$___________________________.

Date:_______________________

Your Signature: __________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(3) ____________________________

----------
(3) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF INCREASES AND DECREASES OF NOTES(4)

     The following increases or decreases of the principal amount of this Global Note have been made:

                                                               Principal amount of
                                                                this Global Note
                   Amount of decrease    Amount of increase      following such         Signature of
Date of increase   in principal amount   in principal amount      decrease (or      authorized officer
  or decrease      of this Global Note   of this Global Note       increase)             of Trustee
----------------   -------------------   -------------------   -------------------  ------------------

----------
(4)  For Global Securities

                                                                       EXHIBIT B

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                       EXHIBIT C

                               REGULATION S LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT D

                            PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHER WISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                                       EXHIBIT E

                            REGULATION S CERTIFICATE

                                 _________, ____

[U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services]

Re: TerreStar Networks Inc. 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes") issued under the Indenture (the "Indenture") dated as of [_______]

Ladies and Gentlemen:

     Terms are used in this certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

                          [CHECK A OR B AS APPLICABLE.]

|_|  A.   This certificate relates to our proposed transfer of $___________
          principal amount of Notes issued under the Indenture. We hereby certify as follows:

          1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. Person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. Person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

          4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

|_|  B.   This certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

          1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

          2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

          3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF SELLER (FOR TRANSFERS) OR OWNER
                                        (FOR EXCHANGES)]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

Date:________________

                                                                       EXHIBIT F

                              RULE 144A CERTIFICATE

                                                                __________, ____

[U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services]

Re: TerreStar Networks Inc. 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes") issued under the Indenture (the "Indenture") dated as of [ ]

Ladies and Gentlemen:

     This certificate relates to:

                          [CHECK A OR B AS APPLICABLE.]

|_|  A.   Our proposed purchase of $____________ principal amount of Notes issued under the Indenture.

|_|  B.   Our proposed exchange of $____________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of , 20 , which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

     You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER (FOR TRANSFERS) OR
                                        OWNER (FOR EXCHANGES)]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

                                                                       EXHIBIT G

                INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE(1)

[U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services]

Re: TerreStar Networks Inc. 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes") issued under the Indenture (the "Indenture") dated as of [ ]

Ladies and Gentlemen:

     This certificate relates to:

                          [CHECK A OR B AS APPLICABLE.]

|_|  A.   Our proposed purchase of $____________ principal amount of Notes issued under the Indenture.

|_|  B.   Our proposed exchange of $____________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We hereby confirm that:

     1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

     2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

     3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

     4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

     5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

     6. The principal amount of Notes to which this certificate relates is at least equal to $250,000.

     We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuer, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

     You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER (FOR TRANSFERS) OR
                                        OWNER (FOR EXCHANGES)]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

Date:_____________

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By: _______________________________

Date: _____________________________

Taxpayer ID number: _______________

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       CERTIFICATE OF BENEFICIAL OWNERSHIP

[U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services]

Re: TerreStar Networks Inc. 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes") issued under the Indenture (the "Indenture") dated as of [ ]

Ladies and Gentlemen:

     We are the beneficial owner of $ principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note (as defined in the Indenture).

     We hereby certify as follows:

                          [CHECK A OR B AS APPLICABLE.]

|_|  A.   We are a non-U.S. person (within the meaning of Regulation S under the
          Securities Act of 1933, as amended).

|_|  B.   We are a U.S. person (within the meaning of Regulation S under the
          Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF BENEFICIAL OWNER]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

Date:______________

                                    [FORM II]

                       CERTIFICATE OF BENEFICIAL OWNERSHIP

[U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419
Attn: Corporate Trust Services]

Re: TerreStar Networks Inc. 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes") issued under the Indenture (the "Indenture") dated as of [ ]

Ladies and Gentlemen:

     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $ principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

     You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Yours faithfully,

                                        [Name of DTC Participant]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Address:

Date:____________

                                                                       EXHIBIT I

                    TEMPORARY REGULATION S GLOBAL NOTE LEGEND

     THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL
NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

     NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

                                                                       EXHIBIT J

                             SUPPLEMENTAL INDENTURE

                           dated as of _________, ____

                            TERRESTAR NETWORKS INC.,

                          The Guarantor(s) Party Hereto

                        [U.S. BANK NATIONAL ASSOCIATION,]

                                   as Trustee

                                 ---------------

                   6.5% Senior Exchangeable PIK Notes due 2014

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of ________, ___, among TERRESTAR NETWORKS INC., a Delaware corporation (the "Issuer"), the existing Guarantors party thereto, [insert each new Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "Undersigned") and [U.S. BANK NATIONAL ASSOCIATION], as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Issuer and the Trustee entered into the Indenture, dated as of [_____________] (the "Indenture"), relating to the Issuer's 6.5% Senior Exchangeable PIK Notes due 2014 (the "Notes");

     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Guarantees, except in certain circumstances.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

     Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 10 thereof.

     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        TERRESTAR NETWORKS INC., as Issuer

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        [GUARANTORS]

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        [U.S. BANK NATIONAL ASSOCIATION],
                                        as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       Exhibit K
                                                                       ---------

                                 EXCHANGE NOTICE
                                 ---------------

To exchange this Note in accordance with the Indenture, check the box: |_|

To exchange only part of this Note, state the principal amount to be exchanged (must be in multiples of $1,000, except that Notes issued in payment of interest may be converted in other denominations):

                               $__________________

If you want the stock certificate representing the shares of Common Stock or Junior Preferred Stock, if any, issuable upon exchange made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)


________________________________________________________________________________

Date:______________    Signature(s): ___________________________________________

                                (Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by: ____________________________________________________

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)